Exhibit 10.3

Amended and Restated

Partner Agreement Between

OZ Advisors II LP and James Levin

This Amended and Restated Partner Agreement (as amended, modified, supplemented or restated from time to time, this “Agreement”) executed on February 16, 2018 and effective as of January 1, 2018 reflects the agreement of OZ Advisors II LP (the “Partnership”) and James Levin (the “Limited Partner”) with respect to certain matters concerning (A) the Limited Partner’s rights and obligations under (i) the Amended and Restated Agreement of Limited Partnership of the Partnership dated as of March 1, 2017 (as amended, modified, supplemented or restated from time to time, the “Limited Partnership Agreement”), (ii) the Partner Agreement dated as of November 10, 2010 that was entered into between the Limited Partner and the Partnership in connection with his admission to the Partnership (the “2010 Partner Agreement”), (iii) the Partner Agreement dated as of January 28, 2013 entered into between the Limited Partner and the Partnership (the “2013 Partner Agreement”), (iv) the Partner Agreement dated as of February 14, 2017 entered into between the Limited Partner and the Partnership (the “2017 Partner Agreement”), and (v) any other Partner Agreements entered into between the Limited Partner and the Partnership prior to the date hereof (together with the 2010 Partner Agreement, the 2013 Partner Agreement and the 2017 Partner Agreement, the “Existing Partner Agreements”), and (B) conditional annual bonus awards by the Partnership, OZ Advisors LP (“OZA”) and OZ Management LP (“OZM” and, together with the Partnership and OZA, the “Operating Partnerships”) to the Limited Partner in a combination of cash (“Current Cash”), grants of Deferred Cash Interests under the DCI Plan (“Deferred Cash Interests”) and Class A restricted share units (“RSUs”) under the Och-Ziff Capital Management Group LLC 2013 Incentive Plan or a successor or predecessor plan (such plans, collectively, the “Plan”). This Agreement shall be a “Partner Agreement” (as defined in the Limited Partnership Agreement). The General Partner confirms that the Limited Partner has been designated as an “Original Partner” (for purposes of the Limited Partnership Agreement). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Limited Partnership Agreement. The Board of Directors (the “Board”) of Och-Ziff Capital Management Group LLC (the “Company”), including a majority of the independent directors, has approved the terms of this Agreement after receiving the recommendation of the Compensation Committee of the Board (the “Compensation Committee”).

The parties hereto, intending to be legally bound, hereby agree to amend and restate each of the 2013 Partner Agreement and the 2017 Partner Agreement in its entirety, and to replace and supersede the other Existing Partner Agreements in their entirety, as set forth herein:

1. Title; Responsibility; Reporting.

(a) Title. The Limited Partner has been appointed as the Co-Chief Investment Officer of the Company (“Co-CIO”) by the Board and during the Term he shall continue to serve in such capacity or, at the Company’s election, shall serve as the sole Chief Investment Officer (“CIO”) of the Company.

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(b) Responsibility. The Limited Partner shall serve as Co-CIO or sole CIO, with day-to-day management responsibility as provided in Section 1(c) below, and such other responsibilities commensurate with the position as determined by the Chief Executive Officer of the Company (the “CEO”). If David Windreich ceases to serve as Co-CIO during the Term, the appointment of a replacement Co-CIO shall be made by the Board upon the recommendation of the CEO, after the CEO has consulted with the Limited Partner. In connection therewith, the Limited Partner shall have the right to discuss the selection of the Co-CIO with the Board prior to the Board’s final decision with respect to the new Co-CIO selection.

(c) Reporting. The Limited Partner shall report to the CEO. The CEO shall have ultimate authority over investment activities (including as to (i) investment committees structure, composition, and oversight, and (ii) personnel matters such as compensation and hiring/firing); provided, that the CEO shall consult with the Co-CIOs, or the sole CIO, as applicable, who shall have day-to-day management responsibility for such activities. The Limited Partner shall also serve on any committees of the Company or of the General Partner as the CEO may specify and adjust in his discretion from time to time during the Term, but in all events shall be Chair or one of the Chairs of the investment-related committees.

(d) Determinations. The amount of the Limited Partner’s Annual Bonus (as defined below) shall be determined in accordance with Section 4(a) below and Schedule A hereto. Subject to Section 20(h), any determination by the General Partner to make the Limited Partner subject to a Withdrawal or Special Withdrawal or in respect of any other Withdrawal or Special Withdrawal decision relating to his service to the Partnership and its Affiliates which results in the economic benefits provided to the Limited Partner under this Agreement being reduced or forfeited shall require a majority vote of the Board; provided that Daniel S. Och shall recuse himself from any such vote until August 1, 2019. In addition, any determination of whether a “Cause” event (as defined herein) occurred with regard to a grant under the Plan shall be determined in accordance with this Section 1(d), rather than as provided in the Plan. For the avoidance of doubt, the foregoing procedures shall not apply to determinations relating to whether the Limited Partner has breached any restrictive covenants applicable to the Limited Partner including, without limitation, the restrictions regarding Confidentiality, Intellectual Property, Non-Competition, Non-Solicitation, Non-Disparagement, Non-Interference, Short Selling, Hedging Transactions, and Compliance with Policies, set forth in Sections 2.12, 2.13, 2.18, and 2.19 of the Limited Partnership Agreement (as expressly modified by this Agreement) and the consequences thereof, which are to be determined by the General Partner in accordance with the provisions of the Limited Partnership Agreement, including, without limitation, Section 4.1 thereof.

2. Term. The “Term” shall commence as of January 1, 2018 and continue through December 31, 2019; provided that the Term shall terminate upon the Limited Partner ceasing to be an Active Individual LP. The Term shall be subject to extension by agreement between the Limited Partner and the General Partner, with the approval of a majority vote of the Board.

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3. Quarterly Advances. During the Term, OZ Management LP shall make a cash payment to the Limited Partner with respect to each quarter of each Fiscal Year during the Term (a “Quarterly Advance”) equal to $1,000,000, with such Quarterly Advances being distributed in advance on January 1, April 1, July 1 and October 1 of such Fiscal Year; provided that, in the General Partner’s discretion, some or all of the Operating Partnerships may make any Quarterly Advance; and provided, further, that the Additional Payment (as defined in the 2017 Partner Agreement) which has already been made in respect of the first quarter of Fiscal Year 2018 shall be treated as a Quarterly Advance for such quarter for all purposes of this Agreement. As determined by the General Partner, any portion of the Annual Bonus that would otherwise be made to the Limited Partner by any of the Operating Partnerships shall be reduced by the aggregate amount of Quarterly Advances made to the Limited Partner by such Operating Partnership in respect of the same Fiscal Year, but not below zero and without duplication. For the avoidance of doubt, distributions made to the Limited Partner or his Related Trusts in respect of their Common Units or RSUs shall not reduce or be netted against the Quarterly Advances or the Annual Bonus. Each Quarterly Advance shall be structured in a manner that is comparable from a tax perspective to other quarterly advances with comparable terms payable for the applicable quarter to other Active Individual LPs.

4. Annual Bonus.

(a) Calculation of Annual Bonus. During the Term, and subject to the provisions of Section 7(b) below and Schedule A hereto, the Limited Partner shall receive conditional total bonus compensation with respect to each Fiscal Year in an aggregate amount determined in accordance with Schedule A hereto, in all cases inclusive of the Quarterly Advances in respect of such Fiscal Year (the “Annual Bonus”) that shall be no less than $7,500,000 (inclusive of the Quarterly Advances in respect of such Fiscal Year); provided, that no Annual Bonus (other than the Quarterly Advances payable prior to any Withdrawal) shall be payable with respect to any Fiscal Year unless the Limited Partner is an Active Individual LP as of the last day of such Fiscal Year or as otherwise provided in Section 7(b) below.

(b) Composition of Compensation. The Annual Bonus (including the Quarterly Payments) in respect of any Fiscal Year during the Term shall be paid in a combination of RSUs (“Bonus Equity”), Current Cash and Deferred Cash Interests in the following percentages: (i) 15% in Bonus Equity, (ii) 70% in Current Cash (including the Quarterly Payments in respect of such Fiscal Year), and (iii) 15% in Deferred Cash Interests.

(c) Awards of Bonus Equity. Any Bonus Equity payable for any Fiscal Year during the Term shall be settled by an award of RSUs equal in number to the RSU Equivalent Amount, such award to be made by OZ Management LP to the Limited Partner on or after December 31 of each such Fiscal Year, but no later than the earlier of

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(i) the day immediately prior to the dividend record date for the fourth quarter of such Fiscal Year and (ii) February 15 of the subsequent Fiscal Year; provided that the Limited Partner is an Active Individual LP as of the last day of the Fiscal Year to which the Bonus Equity relates (or as otherwise provided in Section 7(b) below) and has entered into an Award Agreement substantially in the form attached as Schedule B hereto with respect to each such award of Bonus Equity (the “Annual RSU Award Agreement”). The Annual RSU Award Agreement shall be revised to reflect non-substantive or legally required revisions that may be made from time to time to the RSU terms generally applicable to executive managing directors of the General Partner or managing directors of OZ Management LP (in each case, other than terms relating to vesting and forfeiture terms). The RSUs under any award of Bonus Equity shall be granted on the terms and conditions set forth in the Annual RSU Award Agreement.

(i) For purposes of this Agreement:

(1) the term “RSU Equivalent Amount” shall mean the quotient of the amount of the Bonus Equity divided by the RSU Fair Market Value, rounded to the nearest whole number.

(2) the term “RSU Fair Market Value” shall mean the average of the closing price on the New York Stock Exchange of the Company’s Class A Shares for the ten trading day period beginning (and including) December 11 (or the next trading day in the event that December 11 is not a trading day) of the year to which the award relates.

(d) Awards of Current Cash. The Limited Partner shall conditionally receive the portion of any Annual Bonus in respect of any Fiscal Year that is payable in Current Cash no later than February 15 of the subsequent Fiscal Year; provided that such amount shall be paid no later than the date on which cash bonuses are generally paid to other Active Individual LPs. Any distributions of Current Cash to be made to the Limited Partner under this Section 4 may be made by one or more of the Operating Partnerships in the proportions determined by the General Partner in its sole discretion, and any such Current Cash to be distributed by the Partnership may be made as a distribution of Net Income allocated to a Class C Non-Equity Interest in accordance with the Limited Partnership Agreement or pursuant to a different arrangement structured by the General Partner in its sole discretion; provided, that it shall in all cases be structured in a manner that is comparable from a tax perspective to other cash bonuses with comparable terms payable for such Fiscal Year to other Active Individual LPs.

(e) Awards of Deferred Cash Interests. The Limited Partner shall conditionally receive the portion of any Annual Bonus in respect of any Fiscal Year that is payable in Deferred Cash Interests as of the 4Q Distribution Date relating to such Fiscal Year. Any such grant of Deferred Cash Interests shall relate to one or more OZ Funds (as defined in the DCI Plan) and shall be made in accordance with the DCI Plan; with the identity of the applicable OZ Funds to be consistent with the grants of Deferred Cash Interests to other senior executives of the Company for the same Fiscal Year. Any grants of Deferred Cash Interests to be made to the Limited Partner under this Section 4

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may be made by one or more of the Operating Partnerships in the proportions determined by the General Partner in its sole discretion. Each grant of Deferred Cash Interests shall be made pursuant to a DCI Award Agreement in the form attached as Schedule C hereto (the “Annual DCI Award Agreement”) and shall be granted on the terms and conditions set forth in the Annual DCI Award Agreement.

(f) Reductions. Any amounts owing to the Limited Partner from the Partnership shall be reduced by an aggregate amount owing to the Partnership from the Limited Partner as previously agreed by the Limited Partner and the General Partner in the manner and at the times determined by the General Partner in its discretion; provided that only amounts owing to the Limited Partner from the Partnership that are payable in Current Cash may be reduced pursuant to this Section 4(f).

5. Prior Grants of Common Units.

(a) Common Units granted under the 2010 Partner Agreement. The Limited Partner and his Related Trusts shall continue to retain the Class D Common Units (or Class A Common Units into which they have converted) granted to the Limited Partner under the 2010 Partner Agreement (the “Retained 2010 Units”) on a fully vested basis, subject to the provisions of the Limited Partnership Agreement (as expressly modified by this Agreement).

(b) Common Units granted under the 2013 Partner Agreement. The Limited Partner and his Related Trusts shall continue to retain the 9,500,000 Class D Common Units (or Class A Common Units into which they have converted) granted to the Limited Partner under the 2013 Partner Agreement (the “2013 Units”) that have vested in accordance with the terms of the 2013 Partner Agreement prior to the date hereof (such vested units, the “Retained 2013 Units”). The other 9,500,000 2013 Units shall be forfeited as of the date hereof (such forfeited units, the “Forfeited 2013 Units”).

(i) Minimum Retention Requirements. Notwithstanding any provisions of the Limited Partnership Agreement or this Agreement to the contrary, prior to January 1, 2023, neither the Limited Partner nor his Related Trusts shall be permitted to Transfer any Retained 2013 Units unless, following the date of such Transfer, the Limited Partner and his Related Trusts continue to hold in the aggregate at least 70% of the aggregate of (a) the Retained 2013 Units and (b) the Net Settled 2013 Shares (as defined below) that have settled on or before the date of such Transfer (in each case, without regard to dispositions, other than dispositions pursuant to Sections 8.5 or 8.6 of the Limited Partnership Agreement (as amended by Sections 9(a) and 9(b) below)).

(c) Common Units granted under the 2017 Partner Agreement.

(i) Class D Common Units. All of the 39,000,000 Class D Common Units granted to the Limited Partner under the 2017 Partner Agreement shall be forfeited as of the date hereof.

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(ii) Class P Common Units. Immediately following the date hereof, the Limited Partner shall retain 10,000,000 of the Class P-1 Common Units conditionally issued to the Limited Partner on March 1, 2017 (“Incentive Grant Date”) under the 2017 Partner Agreement (the retained Class P Common Units, the “Retained P Units”). An equal percentage of the Class P-1 Common Units issued on the Incentive Grant Date with each Class P Performance Threshold shall be retained so that: (i) the Class P Performance Threshold is 25% for 20% of the Retained P Units to vest; (ii) the Class P Performance Threshold is 50% for an additional 40% of the Retained P Units to vest; (iii) the Class P Performance Threshold is 75% for an additional 20% of the Retained P Units to vest; and (iv) the Class P Performance Threshold is 125% for an additional 20% of the Retained P Units to vest. For the avoidance of doubt, nothing in this Agreement modifies the Reference Price used for determining whether the Class P Performance Condition applicable to each Retained P Unit has been satisfied. The remaining 29,000,000 Class P Common Units granted to the Limited Partner under the 2017 Partner Agreement shall be forfeited as of the date hereof.

(d) Reallocated Units.

(i) Prior Reallocations. The rights, duties and obligations of the Limited Partner and his Related Trusts with respect to any Common Units reallocated to the Limited Partner from other Limited Partners prior to the date hereof, including with respect to the vesting schedule and forfeiture terms, shall continue to apply immediately following the date hereof.

(ii) Forfeited Units. The Limited Partner shall not be entitled to receive any Common Units in reallocations resulting from the forfeiture of any of his or his Related Trusts’ Common Units, including, without limitation, those Common Units forfeited as of the date hereof in accordance with this Section 5 or pursuant to the other provisions of this Agreement.

(iii) Future Reallocations. In connection with any other reallocation of Common Units that is being made proportionately to all Continuing Partners under the Limited Partnership Agreement, the Limited Partner will participate in his proportionate share of such reallocation based on the number of Common Units he and his Related Trusts own as of the Reallocation Date.

(e) Unit Terms, Generally. The rights, duties and obligations of the Limited Partner and his Related Trusts with respect to the Common Units described in this Section 5 shall be the same as those applicable to other Common Units of the same class and series under the Limited Partnership Agreement, except to the extent expressly modified by the terms of this Agreement.

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6. RSU Awards

(a) 2013 RSUs. As of the date hereof, OZ Management LP shall make an aggregate award of 9,500,000 RSUs to the Limited Partner and certain of his Related Trusts under the Plan (the “2013 RSU Award”). The 2013 RSU Award shall be made pursuant to Award Agreements in the form attached as Schedule D hereto (each, a “2013 RSU Award Agreement”). The RSUs under the 2013 RSU Award (the “2013 RSUs”) shall be granted on the terms and conditions set forth in the 2013 RSU Award Agreements.

(i) Minimum Retention Requirements. Notwithstanding any provisions of the Limited Partnership Agreement or this Agreement to the contrary, prior to January 1, 2023, the Limited Partner and his Related Trusts shall not be permitted to Transfer any Class A Shares delivered in respect of the 2013 RSUs on a net share settled basis (Class A Shares delivered after giving effect to such net settlement, “Net Settled 2013 Shares”) unless, following any such Transfer, the Limited Partner and his Related Trusts would continue to hold at least 70% of the aggregate of (a) Net Settled 2013 Shares that have settled on or before the date of such Transfer and (b) the Retained 2013 Units (in each case, without regard to dispositions, other than dispositions pursuant to Sections 8.5 or 8.6 of the Limited Partnership Agreement (as amended by Sections 9(a) and 9(b) below)).

(b) 2017 RSUs. As of the date hereof, OZ Management LP shall make an award of 3,900,000 RSUs to the Limited Partner under the Plan (the “2017 RSU Award”). The 2017 RSU Award shall be made pursuant to an Award Agreement in the form attached as Schedule E hereto (“2017 RSU Award Agreement”). The RSUs under the 2017 RSU Award (the “2017 RSUs”) shall be granted on the terms and conditions set forth in the 2017 RSU Award Agreement.

(c) Dividend Equivalents. The Limited Partner and his Related Trusts shall receive dividends or dividend equivalent amounts on the 2013 RSUs and 2017 RSUs with respect to the fourth quarter of Fiscal Year 2017 as if they had owned such 2013 RSUs and 2017 RSUs on the dividend record date for such quarter.

7. Withdrawal and Vesting Provisions.

(a) Withdrawal and Vesting, Generally. Notwithstanding any provisions of the Limited Partnership Agreement to the contrary, the following provisions shall apply with respect to the Limited Partner and any Related Trusts:

(i) Retained 2013 Units. If, prior to January 1, 2023:

(1) the Limited Partner is subject to a Withdrawal for Cause (as “Cause” is defined below) or a Withdrawal due to Resignation (as defined below) (other than a Withdrawal in accordance with Section 7(c) due to the General Partner not making a Company Extension Offer (as defined below)), then in each case the Limited Partner and his Related Trusts shall only be entitled to retain a number of the Retained 2013 Units equal to the product of the 2013 Retention Percentage (as defined below) and the number of Retained 2013 Units. All Retained 2013 Units that the Limited

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Partner and his Related Trusts are not entitled to retain pursuant to the foregoing sentence shall become unvested and shall be reallocated, as otherwise set forth in Section 8.3(a)(ii) of the Limited Partnership Agreement. If any conditionally vested Retained 2013 Units (or any Class A Common Units acquired in respect thereof) are reallocated under this Section 7(a)(i) or Section 8(b) below, any such reallocated Common Units shall remain conditionally vested. The “2013 Retention Percentage” shall mean: (i) with respect to a Withdrawal for Cause, 50%, and (ii) with respect to such a Withdrawal due to Resignation, 70%.

(2) the Limited Partner is subject to a Withdrawal without Cause (as defined below), the Limited Partner is treated as having Withdrawn as of December 31, 2019 in accordance with Section 7(c) due to the General Partner not making a Company Extension Offer, dies, or in the event of his Disability, then the Limited Partner and his Related Trusts shall be entitled to retain 100% of his conditionally vested Retained 2013 Units.

The retention of any Retained 2013 Units by the Limited Partner and his Related Trusts under this Section 7(a)(i) shall be subject to the Limited Partner complying in all respects with Section 17 below.

(ii) Retained P Units.

(1) Vesting and Forfeiture of Retained P Units. The Retained P Units shall conditionally vest or be forfeited as provided in the Limited Partnership Agreement, except as expressly modified by this Agreement, including that the consequences on the Retained P Units of any termination of service that is not described in this Agreement shall be governed by the provisions of the Limited Partnership Agreement. Any unvested or conditionally vested Retained P Units forfeited by the Limited Partner or his Related Trusts in accordance with this Section 7(a)(ii) shall be cancelled.

(2) Exceptions to P Unit Vesting Schedule. Notwithstanding any provision of the Limited Partnership Agreement to the contrary:

(A) Withdrawal for Cause. If the Limited Partner is subject to a Withdrawal for Cause at any time, all of the vested and unvested Retained P Units shall be forfeited on the date of such Withdrawal.

(B) Withdrawal Without Cause Prior to Third Anniversary of Incentive Grant Date or Non-Extension of the Term. If the Limited Partner is subject to a Withdrawal without Cause prior to the third anniversary of the Incentive Grant Date or the Limited Partner is treated as having Withdrawn as of December 31, 2019 in accordance with Section 7(c) due to the General Partner not making a Company Extension Offer, then:

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(x) 75% of the Retained P Units shall be conditionally retained (the “Continuing P Units”) and the remaining Retained P Units shall be forfeited on the date of the applicable Withdrawal. The Continuing P Units shall consist of 75% of the Retained P Units with respect to each Class P Performance Threshold applicable to the Retained P Units; and

(y) the continued retention of each Continuing P Unit shall be subject to the Class P Performance Condition applicable to such Continuing P Unit being satisfied prior to the later of (i) the third anniversary of the Incentive Grant Date, and (ii) the first anniversary of the date of the applicable Withdrawal; provided, that in no event shall the Class P Performance Condition be measured prior to the third anniversary of the Incentive Grant Date. Any Continuing P Units that do not satisfy the applicable Class P Performance Conditions on or before the last day of the foregoing period shall be forfeited as of such date.

(C) Resignation. If the Limited Partner is subject to a Withdrawal due to Resignation at any time (other than a Withdrawal in accordance with Section 7(c) due to the General Partner not making a Company Extension Offer) (regardless of whether or not the Class P Service Condition has been satisfied at the time of such Withdrawal), all unvested Retained P Units (including any that have satisfied the Class P Service Condition) shall be forfeited as of the date of such Withdrawal.

(3) Continued Compliance with Restrictive Covenants. If the Limited Partner ceases to be an Active Individual LP, regardless of the reason for the termination of service with the Partnership, including, without limitation, any Withdrawal or Special Withdrawal (whether, for the avoidance of doubt, due to the failure of the Buyer to offer a Comparable Position (as defined below) or otherwise in connection with or following a Change of Control, and in such case irrespective of whether the Limited Partner remains in service in a Comparable Position through the COC Vesting Period (as defined below)), the retention of any conditionally vested Retained P Units by the Limited Partner and his Related Trusts in accordance with this Section 7(a)(ii) or Section 10 (including any unvested Retained P Units that become vested in accordance with this Section 7(a)(ii) or Section 10) shall be subject to the Limited Partner complying in all respects with Section 17 below.

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(iii) 2013 RSUs. Subject to Sections 7(b) and 7(c) below, if, prior to January 1, 2023:

(1) the Limited Partner is subject to a Withdrawal for Cause, then he and his Related Trusts shall:

(A) transfer to the Company a number of Class A Shares equal to 50% of the Net Settled 2013 Shares that are held by the Limited Partner and his Related Trusts (and have not been sold) as of the time of such Withdrawal;

(B) pay to OZ Management (or as it directs) a lump-sum cash amount equal to the 50% of the aggregate after-tax proceeds received by the Limited Partner and his Related Trusts in respect of any Net Settled 2013 Shares that have been sold at any time; and

(C) pay to OZ Management (or as it directs) a lump-sum cash amount equal to 50% of the aggregate after-tax distributions received by the Limited Partner and his Related Trusts on any Net Settled 2013 Shares at any time.

(2) the Limited Partner is subject to a Withdrawal due to Resignation (other than a Withdrawal in accordance with Section 7(c) due to the General Partner not making a Company Extension Offer), then he and his Related Trusts shall:

(A) transfer to the Company a number of Class A Shares equal to 30% of the Net Settled 2013 Shares that are held by the Limited Partner and his Related Trusts (and have not been sold) as of the time of such Withdrawal;

(B) pay to OZ Management (or as it directs) a lump-sum cash amount equal to the 30% of the aggregate after-tax proceeds received by the Limited Partner and his Related Trusts in respect of any Net Settled 2013 Shares that have been sold at any time; and

(C) pay to OZ Management (or as it directs) a lump-sum cash amount equal to 30% of the aggregate after-tax distributions received by the Limited Partner and his Related Trusts on any Net Settled 2013 Shares at any time.

(3) the Limited Partner is subject to a Withdrawal without Cause, is treated as having Withdrawn in accordance with Section 7(c) due to the General Partner not making a Company Extension Offer, dies or in the event of his Disability, then the Limited Partner and his Related Trusts shall be entitled to retain 100% of the Net Settled 2013 Shares and 100% of the amounts described in paragraphs 2(B) and 2(C) above.

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The retention by the Limited Partner and his Related Trusts under this Section 7(a)(iii) of any Net Settled 2013 Shares or any of the other amounts described above shall be subject to the Limited Partner complying in all respects with Section 17 below.

(iv) 2017 RSUs. If, prior to the tenth anniversary of the Incentive Grant Date:

(1) the Limited Partner is subject to a Withdrawal for Cause, he shall:

(A) transfer to the Company a number of Class A Shares equal to 50% of any Class A Shares delivered to the Limited Partner in respect of the 2017 RSUs on a net share settled basis (Class A Shares delivered after giving effect to such net settlement, “Net Settled 2017 Shares”) that are held by the Limited Partner (and have not been sold) at the time of such Withdrawal;

(B) pay to OZ Management LP (or as it directs) a lump-sum cash amount equal to 50% of the aggregate after-tax proceeds received by the Limited Partner in respect of any Net Settled 2017 Shares that have been sold at any time; and

(C) pay to OZ Management LP (or as it directs) a lump-sum cash amount equal to 50% of the aggregate after-tax distributions received by the Limited Partner on any Net Settled 2017 Shares at any time.

(2) the Limited Partner is subject to a Withdrawal due to Resignation (other than a Withdrawal in accordance with Section 7(c) due to the General Partner not making a Company Extension Offer), he shall:

(A) transfer to the Company a number of Class A Shares equal to the product of the Forfeiture Percentage (as set forth in the table below) and the number of Net Settled 2017 Shares that are held by the Limited Partner (and have not been sold) at the time of such Withdrawal;

(B) pay to OZ Management LP (or as it directs) a lump-sum cash amount equal to the Forfeiture Percentage of the aggregate after-tax proceeds received by the Limited Partner in respect of any Net Settled 2017 Shares that have been sold at any time; and

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(C) pay to OZ Management LP (or as it directs) a lump-sum cash amount equal to the Forfeiture Percentage of the aggregate after-tax distributions received by the Limited Partner on any Net Settled 2017 Shares at any time.

Withdrawal Date relative to indicated Anniversary of Incentive Grant Date	Forfeiture Percentage
prior to 4th	32.5%
on or after 4th but prior to 5th	30.0%
on or after 5th but prior to 6th	27.5%
on or after 6th but prior to 7th	25.0%
on or after 7th but prior to 8th	22.5%
on or after 8th but prior to 9th	15.0%
on or after 9th but prior to 10th	12.5%
on or after 10th	0%

(3) the Limited Partner is subject to a Withdrawal without Cause, is treated as having Withdrawn in accordance with Section 7(c) due to the General Partner not making a Company Extension Offer, dies, or in the event of his Disability, then the Limited Partner shall be entitled to retain 100% of the Net Settled 2017 Shares and 100% of the amounts described in paragraphs 2(B) and 2(C) above.

The retention by the Limited Partner under this Section 7(a)(iv) of any Net Settled 2017 Shares or any of the other amounts described above shall be subject to the Limited Partner complying in all respects with Section 17 below.

(v) Definitions. For purposes of this Agreement and all other agreements, plans, grants and other matters between the Limited Partner and the Company and its Affiliates:

(1) ”Cause” means that the Limited Partner (i) has committed an act of fraud, or has committed an act or omission, other than a de minimis act or omission, of dishonesty, misrepresentation or breach of trust (other than an act or omission constituting a good faith dispute relating to business expense reimbursement); (ii) has been convicted of a felony or any offense involving moral turpitude; (iii) has been found by any regulatory body or self-regulatory organization having jurisdiction over the Och-Ziff Group to have, or has entered into a consent decree determining that the Limited Partner, violated any applicable regulatory requirement or a rule of a self-regulatory organization; (iv) has committed an act constituting gross negligence or willful misconduct; (v) has violated in any material respect any agreement relating to the Och-Ziff Group; (vi) has become subject to any proceeding seeking to adjudicate the Limited Partner bankrupt or insolvent, or seeking liquidation, reorganization,

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arrangement, adjustment, protection, relief or composition of the debts of the Limited Partner under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for the Limited Partner or for any substantial part of the property of the Limited Partner, or the Limited Partner has taken any action authorizing such proceeding; or (vii) has breached any of the non-competition, non-solicitation or non-disparagement covenants in Section 2.13 of the Limited Partnership Agreement ((A) other than an inadvertent and de minimis breach of (x) the restriction on solicitations of employees set forth in Section 2.13(d) thereof (the “Employee Solicitation Restriction”), excluding for this purpose the restriction on hiring employees, which shall continue to apply without regard to whether the violation is inadvertent or de minimis, so that any violation of the restriction on hiring shall be a breach of such provision (including an inadvertent or de minimis violation) for all purposes or (y) the non-disparagement covenant set forth in Section 2.13(e) thereof and (B) also excluding in the case of the non-disparagement covenant set forth in Section 2.13(e) thereof, statements made in the good faith performance of the Limited Partner’s duties to the Partnership and its Affiliates).

(2) ”Withdrawal due to Resignation” means a Withdrawal pursuant to clause (C) (Resignation) of Section 8.3(a)(i) of the Limited Partnership Agreement (including due to Retirement).

(3) ”Withdrawal without Cause” means a Special Withdrawal pursuant to Section 8.3(b)(i) of the Limited Partnership Agreement, a Withdrawal pursuant to clause (B) (PPC Termination) of Section 8.3(a)(i) of the Limited Partnership Agreement, or a Withdrawal pursuant to clause (A) (Cause) of Section 8.3(a)(i) of the Limited Partnership Agreement that is not a Withdrawal for Cause (as defined in paragraph (1) above).

(b) Severance Arrangements. Upon (x) a Withdrawal without Cause or (y) a Withdrawal due to Resignation within 30 days immediately following the date on which (A) a Change of Control occurs in which either the Limited Partner’s role is not continued or this Agreement is not continued and assumed by the buyer in such transaction, or (B) the Limited Partner first no longer serves as a sole CIO, as a Co-CIO or in a comparable or more senior executive role in the Company (any change in role contemplated by the foregoing clauses (A) or (B), a “Change in Position” as described below); in each case which occurs during the Term, the Limited Partner shall receive:

(i) an Annual Bonus for the year in which such Withdrawal without Cause or Withdrawal due to Resignation occurs in an amount equal to the higher of (x) the actual year-to-date bonus calculated pursuant to Schedule A hereto through the time of the Withdrawal without Cause or Withdrawal due to Resignation, and (y) a prorated minimum Annual Bonus of $7,500,000 with such proration based on the fraction of the year of service prior to such Withdrawal

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without Cause or Withdrawal due to Resignation, such amount to be paid in Current Cash within 60 days of the date of such Withdrawal without Cause or Withdrawal due to Resignation, provided that the payment of the Annual Bonus (including the minimum Annual Bonus) shall be inclusive of any Quarterly Advances in respect of such partial Fiscal Year;

(ii) the 2013 RSUs shall be treated in accordance with the terms of the 2013 RSU Award Agreements;

(iii) during the Term, at the General Partner’s option, made by written election delivered to the Limited Partner within thirty (30) days after such Withdrawal without Cause or Withdrawal due to Resignation (and, if not timely delivered, the following clause (x) shall be deemed to have been elected): either (x) a reduction in the Restricted Period with respect to the Limited Partner for purposes of the non-competition provisions in Section 2.13(b)(i) of the Limited Partnership Agreement such that the Restricted Period for such purposes shall conclude on the last day of the 12-month period immediately following the date of such Withdrawal without Cause or Withdrawal due to Resignation, or (y) an aggregate payment in Current Cash equal to $30 million (the “Severance Payment”), such amount to be paid on the following schedule and subject to Section 8 below: (A) $7.5 million to be paid within thirty (30) days after the date of the applicable Withdrawal without Cause or Withdrawal due to Resignation; (B) $7.5 million to be paid within thirty (30) days after the end of the 12-month period immediately following the date of such Withdrawal without Cause or Withdrawal due to Resignation; and (C) $15 million to be paid within thirty (30) days after the end of the 24-month period immediately following the date of such Withdrawal without Cause or Withdrawal due to Resignation;

(iv) the Retained P Units shall be treated as provided in Section 7(a)(ii); and

(v) any Bonus Equity and Deferred Cash Interests granted in respect of any Annual Bonus shall be treated in accordance with the terms of the applicable Annual RSU Award Agreement and Annual DCI Award Agreement.

For purposes of this Section 7(b), a Change in Position after a Change of Control shall not include any changes in the Limited Partner’s role (x) by reason of the Limited Partner ceasing to be an executive officer of a public company or ceasing to report directly to the chief executive officer of a public company or (y) if the Limited Partner continues to have responsibility for day-to-day management of the investment portfolio of the Partnership and its Affiliates after such Change of Control that is consistent with his management responsibilities of such investment portfolio prior to such Change in Control.

The retention or provision of any payments or other benefits to the Limited Partner under this Section 7(b) shall be subject to the Limited Partner complying in all respects with Section 17 below.

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(c) End of Term. Whether or not the Term is extended beyond December 31, 2019, and provided that the Limited Partner continues to be an Active Individual LP as of December 31, 2019:

(i) the Limited Partner shall receive his Annual Bonus for Fiscal Year 2019;

(ii) consistent with Section 8(a) below, the Restricted Period with respect to the Limited Partner shall be reduced solely for purposes of Section 2.13(b)(i) of the Limited Partnership Agreement so that it concludes on the last day of the 12-month period immediately following the Limited Partner’s Special Withdrawal or Withdrawal; and

(iii) any Bonus Equity and Deferred Cash Interests granted in respect of any Annual Bonus shall be treated in accordance with the terms of the applicable Annual RSU Award Agreement and Annual DCI Award Agreement.

In addition, provided that the Limited Partner continues to be an Active Individual LP as of December 31, 2019, if the General Partner does not make a Company Extension Offer (as defined below) to extend the Term beyond December 31, 2019, then the 2013 RSUs shall be treated in accordance with the terms of the 2013 RSU Award Agreements applicable to the non-extension of the Term. For the avoidance of doubt, there shall be no additional cash payment other than the cash portion of the Annual Bonus in respect of Fiscal Year 2019, except that the Partner Management Committee may elect to pay the Deferred Cash Interest portion of the Annual Bonus in cash instead, on the same schedule as the Deferred Cash Interests would have been paid.

Any such non-extension of the Term shall be treated as a Withdrawal effective as of the last day of the Term for all purposes under this Agreement. For the avoidance of doubt, if the General Partner makes a Company Extension Offer to the Limited Partner and the Limited Partner elects not to accept it, then the Limited Partner and his Related Trusts are not entitled to vest in the next two installments of RSUs scheduled to vest under the 2013 RSU Award Agreements (or any other installment).

For purposes of this Section 7(c), a “Company Extension Offer” is an offer made in writing on or prior to December 31, 2019 to extend the Term beyond December 31, 2019 for at least one (1) year on terms providing for (i) the Limited Partner to receive an annual bonus of at least $7,500,000 per year (including annual cash compensation at an annual rate of at least $4 million), of which at least 70% is payable in cash, which annual bonus is determined in accordance with Schedule A hereto, (ii) the Restricted Period with respect to the Limited Partner for purposes of Section 2.13(b)(i) of the Limited Partnership Agreement to conclude no later than the last day of the 12-month period immediately following the Limited Partner’s Special Withdrawal or Withdrawal, (iii) the 2013 RSUs to continue vesting subject to the terms of the 2013 RSU Award Agreements, (iv) the Retained P Units to be treated in accordance with the terms of this Agreement, (v) the Limited Partner to have the same title, responsibilities and reporting described in this Agreement, and (vi) provisions relating to the end of the extended Term to be materially the same as those contained herein, reasonably adjusted for the length of such extended Term.

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The retention or provision of any payments or other benefits to the Limited Partner and his Related Trusts under this Section 7(c) shall be subject to the Limited Partner complying in all respects with Section 17 below.

8. Non-Competition and Non-Solicitation Provisions.

(a) Non-Competition and Non-Solicitation Covenants. The Restricted Period with respect to the Limited Partner shall, for purposes of Section 2.13(b) of the Limited Partnership Agreement, conclude on the last day of the 24-month period immediately following the date of the Limited Partner’s Special Withdrawal or Withdrawal, regardless of the reason for such termination of service with the Partnership (whether, for the avoidance of doubt, due to the failure of the Buyer to offer a Comparable Position or otherwise in connection with or following a Change of Control, and in any such case irrespective of whether the Limited Partner remains in service in a Comparable Position through the COC Vesting Period); provided, that solely for purposes of Section 2.13(b)(i) of the Limited Partnership Agreement, the Restricted Period shall conclude on the last day of the 12-month period immediately following the date of such Special Withdrawal or Withdrawal, (A) in the event that the Special Withdrawal or Withdrawal occurs on or after December 31, 2019 or (B) as provided in Section 7(b)(iii), unless the General Partner timely elects to make, and timely makes, the cash payment described therein. For the avoidance of doubt, the Restricted Period shall in all other cases continue for a 24-month period, including, without limitation, for purposes of the non-solicitation provisions in Section 2.13(b)(ii) of the Limited Partnership Agreement.

(b) Consequences of Breach. All of the Limited Partner’s Common Units (including, without limitation, the Retained 2010 Units, the Retained 2013 Units and the Retained P Units) and any additional cash or equity awards to the Limited Partner and his Related Trusts (including, without limitation, the 2013 RSUs, the 2017 RSUs and Annual Bonuses, including the portions of each Annual Bonus paid in Current Cash (other than Quarterly Advances), Bonus Equity and Deferred Cash Interests) were or will be conditionally granted subject to the Limited Partner’s compliance with the covenants set forth in Section 2.13(b) of the Limited Partnership Agreement (as expressly modified by the provisions of this Agreement). In furtherance and without limitation or contradiction of the foregoing, and in addition to the applicability of Section 2.13 of the Limited Partnership Agreement, including, without limitation, Sections 2.13(f), 2.13(g) and 2.13(i) and the rights and remedies thereof, including as to injunctive relief, the Limited Partner and his Related Trusts agree that it would be impossible to compute the actual damages resulting from a breach of any such covenants. The Limited Partner and his Related Trusts agree that the amounts set forth in this Section 8(b) are reasonable and do not operate as a penalty, but are a genuine pre-estimate of the anticipated loss that the Partnership and other members of the Och-Ziff Group would suffer from breach of any such covenants. In the event the Limited Partner breaches any of the covenants set forth in Section 2.13(b) of the Limited Partnership Agreement (as expressly modified by the

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provisions of this Agreement), then the Limited Partner shall have failed to satisfy the condition subsequent to the grants of Common Units (including, without limitation, the Retained 2010 Units, the Retained 2013 Units and the Retained P Units) and additional cash and equity awards (including, without limitation, the 2013 RSUs, the 2017 RSUs and Annual Bonuses, including the portions of each Annual Bonus paid in Current Cash (other than Quarterly Advances), Bonus Equity and Deferred Cash Interests) and the Limited Partner and his Related Trusts agree that:

(i) on or after the date of such breach, all outstanding Retained P Units, 2013 RSUs, 2017 RSUs, Bonus Equity and Deferred Cash Interests shall be forfeited and cancelled;

(ii) on or after the date of such breach, all other outstanding Common Units shall be reallocated from the Limited Partner and his Related Trusts in accordance with the Limited Partnership Agreement, subject to Section 5(d)(ii) above;

(iii) on or after the date of such breach, all allocations and distributions on the Common Units that would otherwise have been received by the Limited Partner or his Related Trusts on or after the date of such breach shall thereafter be reallocated from them in accordance with the reallocations of the Common Units described in paragraph (ii) above;

(iv) on or after the date of such breach, no allocations shall be made to the Capital Accounts of the Limited Partner and his Related Trusts and no distributions shall be made to the Limited Partner or his Related Trusts, in each case in respect of any Common Units or Deferred Cash Interests;

(v) on or after the date of such breach, no Transfer (including any exchange pursuant to the Exchange Agreements) of any Common Units or Deferred Cash Interests of the Limited Partner or his Related Trusts shall be permitted under any circumstances notwithstanding anything to the contrary in any other agreement;

(vi) on or after the date of such breach, the Limited Partner and his Related Trusts shall transfer to the Company any Class A Shares that they hold;

(vii) on the Reallocation Date, the Limited Partner and his Related Trusts shall immediately:

(1) pay to OZ Management LP (or as it directs) a lump-sum cash amount equal to the sum of: (i) the total after-tax proceeds received by the Limited Partner and his Related Trusts for any Class A Shares that were transferred during the 24-month period prior to the date of such breach; and (ii) any distributions received by the Limited Partner or his Related Trusts during such 24-month period on any Class A Shares; and

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(2) pay to the Company a lump-sum cash amount equal to the sum of: (i) the total after-tax proceeds received by the Limited Partner or his Related Trusts for any Class A Shares that were transferred on or after the date of such breach; and (ii) all distributions on any Class A Shares received by the Limited Partner or his Related Trusts on or after the date of such breach;

(viii) on the Reallocation Date, the Limited Partner shall immediately pay to OZ Management LP (or as it directs) a lump-sum cash amount equal to the total after-tax amount received by the Limited Partner in respect of an Annual Bonus in either Current Cash (other than any Quarterly Advances) or as cash distributions in respect of Deferred Cash Interests during the 24-month period prior to the date of such breach; and

(ix) on the Reallocation Date, the Limited Partner shall immediately pay to OZ Management LP (or as it directs) a lump-sum cash amount equal to the amounts received by the Limited Partner in respect of any Severance Payments prior to the date of such breach.

Notwithstanding anything else herein, any RSUs granted to the Limited Partner as compensation relating to any period prior to Fiscal Year 2013 or Class A Shares received in respect of such RSUs shall not be subject to this Section 8(b).

(c) Cross-References. References in the Limited Partnership Agreement to Sections thereof (including, without limitation, Sections 2.13(b) and 2.13(g)) that are modified by this Agreement shall be deemed to refer to such Sections as modified hereby.

9. Other Liquidity Rights relating to Common Units other than Retained P Units.

(a) Tag-Along Rights relating to Common Units other than Retained P Units. Notwithstanding the provisions of Section 8.5 of the Limited Partnership Agreement and the related definitions in Section 1.1 of the Limited Partnership Agreement and subject to Section 10(g) below, with respect to any Tag-Along Offer that:

(i) is for 50% or less of the Class A Shares and Common Units, then, for purposes of applying Section 8.5 of the Limited Partnership Agreement with respect to such Tag-Along Offer and calculating the number of each Potential Tag-Along Seller’s Common Units that may participate in such Tag-Along Sale pursuant to the definition of “Tag-Along Securities,” only 10% of the unvested Class A Common Units owned by the Limited Partner and any Related Trusts at the time of such calculation that were acquired in respect of the Retained 2013 Units shall be taken into account (in addition to all unvested Class A Common Units not acquired in respect of Retained 2013 Units and all vested Class A Common Units that they own at such time).

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(ii) is for more than 50% of the Class A Shares and Common Units, then, at the option of the Tag-Along Purchaser, (A) all of the vested and unvested Class A Common Units of the Limited Partner and any Related Trusts shall be taken into account for all purposes of the definition of “Tag-Along Securities” and the application of Section 8.5 of the Limited Partnership Agreement with respect to such Tag-Along Sale or (B) all such Class A Common Units other than any unvested Class A Common Units of the Limited Partner and any Related Trusts that were acquired in respect of the Retained 2013 Units shall be taken into account for all purposes of the definition of “Tag-Along Securities” and the application of Section 8.5 of the Limited Partnership Agreement and the Limited Partner shall be entitled to a position in the successor entity that is, in the good faith determination of the General Partner and the Limited Partner, substantially similar to his position with the Och-Ziff Group including, without limitation, in respect of ownership (including substantially similar economic rights with respect to ownership of the successor entity as described herein), vesting, responsibilities and title; and the terms of the Limited Partner’s position with such successor entity shall be adjusted so that the terms and conditions of such position, including the opportunity for the Limited Partner to receive annual distributions or other compensation from the successor entity, provide the Limited Partner with a substantially similar opportunity to receive the annual distributions or compensation that the Limited Partner had received in the prior year in respect of his ownership (a “Substantially Similar Position”); provided that the Limited Partner acknowledges that there can be no assurances that he will receive any specified level of distributions or other compensation in respect of such ownership; provided, further, however, that in the event that the Tag-Along Purchaser requires the other Individual Limited Partners to enter into employment contracts or other agreements extending beyond January 1, 2023 as a condition to the Tag-Along Sale, the application of the foregoing provisions of this Section 9(a)(ii) shall be conditional upon the Limited Partner entering into an employment contract or other agreement with terms that are, in the good faith determination of the General Partner, substantially similar to those executed by other Individual Limited Partners except as provided for above.

(b) Drag-Along Rights relating to Common Units other than Retained P Units. Notwithstanding the provisions of Section 8.6 of the Limited Partnership Agreement and the related definitions in Section 1.1 of the Limited Partnership Agreement and subject to Section 10(g) below, with respect to any proposed Drag-Along Sale, at the option of the General Partner, (A) all of the vested and unvested Common Units of the Limited Partner and any Related Trusts shall be included for all purposes of the definition of “Drag-Along Securities” and the application of Section 8.6 of the Limited Partnership Agreement; or (B) all such Common Units other than any unvested Retained 2013 Units (or any unvested Class A Common Units acquired in respect thereof) shall be included for all purposes of the definition of “Drag-Along Securities” and the application of Section 8.6 of the Limited Partnership Agreement and the Limited Partner shall be entitled to a Substantially Similar Position in the successor entity; provided that the Limited Partner acknowledges that there can be no assurances that he will receive any specified level of distributions or other compensation in respect of such ownership;

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provided, further, however, that in the event that the Drag-Along Purchaser requires the other Individual Limited Partners to enter into employment contracts or other agreements extending beyond January 1, 2023 as a condition to the Drag-Along Sale, the application of the foregoing provisions of this Section 9(b) shall be conditional upon the Limited Partner entering into an employment contract or other agreement with terms that are, in the good faith determination of the General Partner, substantially similar to those executed by other Individual Limited Partners except as provided for above.

10. Change of Control; Liquidity – Retained P Units.

(a) Retained P Units, Generally. Any Retained P Units held by the Limited Partner and his Related Trusts are entitled to participate in any Class P Liquidity Event or other liquidity event in which Class P Common Units of other Limited Partners are entitled to participate pursuant to the Limited Partnership Agreement (including a Tag-Along Sale or a Drag-Along Sale), in each case subject to the terms and conditions that are applicable to the other Limited Partners with respect to their Class P Common Units; provided, that in the case of a Change of Control, unvested Retained P Units shall only participate in such Change of Control on the terms and to the extent provided in this Section 10.

(b) Retained P Units Prior to Third Anniversary of the Incentive Grant Date. The following provisions shall apply with respect to the Retained P Units upon a Change of Control that occurs before the third anniversary of the Incentive Grant Date:

(i) 75% of the Retained P Units that would otherwise be permitted to participate in the Change of Control transaction in accordance with Section 3.1(j)(iv) of the Limited Partnership Agreement shall become conditionally vested upon a Change of Control (the date of the consummation of any such event, the “Change of Control Date”) and shall participate in the Change of Control to the extent provided in, and subject to the terms of, Section 3.1(j)(iv) of the Limited Partnership Agreement.

(ii) The remaining 25% of the Retained P Units that would otherwise have been permitted to participate in the Change of Control transaction in accordance with Section 3.1(j)(iv) of the Limited Partnership Agreement shall be converted into the same form of consideration paid to the other Individual Limited Partners in connection with the Change of Control (such Retained P Units, as converted and together with any dividends, distributions or other earnings thereon, the “COC Retained P Units”), and treated in accordance with Section 10(c).

(iii) Any unvested Retained P Units that do not become vested or converted into COC Retained P Units following a Change of Control in accordance with this Section 10(b) shall be forfeited.

(iv) For clarity, upon a Change of Control that occurs on or after the third anniversary of the Incentive Grant Date, all Retained P Units shall participate in the Change of Control to the extent provided in, and subject to the terms of, the Limited Partnership Agreement.

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(c) COC Retained P Units.

(i) The COC Retained P Units shall become conditionally vested on the second anniversary of the Change of Control Date (such period from the Change of Control Date to the second anniversary thereof, the “COC Vesting Period”). Such vesting shall be conditioned on the Limited Partner continuing to provide service to the buyer or successor entity or entities (collectively, the “Buyer”) in a Comparable Position (as defined in Section 10(d) below) through the COC Vesting Period; provided, that if during the COC Vesting Period, the Limited Partner’s service in a Comparable Position is terminated by the Buyer without Cause, or by the Limited Partner because his position ceases to be a Comparable Position, 100% of the COC Retained P Units shall vest as of the date of such termination. The Partnership will cooperate with any position taken by the Buyer and the Limited Partner to treat the transaction as an installment sale for U.S. federal income tax purposes, to the extent consistent with applicable law, in any situation where the transaction is a taxable sale or exchange.

(ii) Notwithstanding Section 10(c)(i) to the contrary, if the Buyer or ultimate parent thereof is an entity that is either (x) organized in a jurisdiction outside the United States or (y) has its principal place of business outside the United States, the Partnership shall use commercially reasonable efforts to cause the Buyer to establish an escrow for the COC Retained P Units on the terms set forth below in this Section 10(c)(ii), provided, that if the Partnership has used commercially reasonable efforts to cause the Buyer to establish such an escrow as required by this paragraph then in no event shall the failure to establish such an escrow constitute a breach of this Agreement.

(1) With respect to such COC Retained P Units, (i) the after-tax portion thereof (as calculated based on the Presumed Tax Rate, plus the marginal self-employment tax rate or the net investment income tax rate, as applicable (the “Aggregate Presumed Tax Rate”)) shall be placed into an escrow account with a nationally recognized independent fiduciary institution agreed to by the Limited Partner and the Buyer (with reasonable costs paid by the Partnership) until released as provided below, and (ii) the remainder paid over to the Limited Partner at the time of the Change of Control. The escrow account shall be deemed owned by the Limited Partner and shall be entitled to receive any dividends or earnings on the escrowed amounts and adjusted to reflect changes in the value of the escrowed amounts. An amount necessary to cover taxes at the Aggregate Presumed Tax Rate, on any dividends and earnings from the previous calendar quarter, shall be distributed to the Limited Partner on the fifth day of each calendar quarter.

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(2) The remaining amounts in the escrow account shall be released to the Limited Partner on the expiration of the COC Vesting Period; provided, that the Limited Partner shall continue to provide service to the Buyer in a Comparable Position during the COC Vesting Period; and further provided, that if during the COC Vesting Period, the Limited Partner’s service in a Comparable Position is terminated by the Buyer without Cause, or by the Limited Partner because his position ceases to be a Comparable Position, 100% of the remaining amount in the escrow account shall be released to the Limited Partner as of the date of such termination (and any requirement to escrow additional paid or released proceeds pursuant to Section 10(e) shall terminate). In the event that the Limited Partner does not satisfy the foregoing conditions for release of the aforementioned amounts from the escrow account, the remaining amounts in the escrow account shall be reallocated to Daniel S. Och in accordance with the provisions of the Limited Partnership Agreement as in effect on the date hereof. The Limited Partner shall be considered the owner of the escrow account and subject to tax on its earnings unless and until the amounts therein become required to be paid to Daniel S. Och as described above.

(iii) Notwithstanding the foregoing, if the Limited Partner does not accept a written offer for a Comparable Position upon a Change of Control, then all of the COC Retained P Units shall be forfeited on such date; provided, that in the event that the Limited Partner does not respond to such offer within seven (7) business days he shall be deemed to have rejected such offer.

(d) Comparable Position.

(i) Notwithstanding the foregoing, if the Limited Partner is not offered a Comparable Position (as defined in Section 10(d)(ii) below) in writing upon the occurrence of such Change of Control, then 100% of the Retained P Units shall become conditionally vested on the Change of Control Date and shall participate in the Change of Control in accordance with Section 10(b)(i) (with no Retained P Units being treated as COC Retained P Units for purposes of this Agreement).

(ii) A “Comparable Position” means a position in which (A) the Limited Partner’s primary office remains located in the New York metropolitan area, (B) the Limited Partner receives compensation that is comparable in the aggregate to the compensation he was receiving immediately prior to the Change of Control (excluding for purposes of such comparison any equity compensation and any compensation based on equity ownership, including distributions on equity, the Limited Partner receives prior to or following the Change of Control), and which is not less than the rate of $4 million per year, (C) the Limited Partner’s duties, responsibilities and reporting relationships are not materially diminished, provided that the Limited Partner ceasing to be an executive officer of a public company or ceasing to report to a board of directors of a public company, in each case as a result of the Change of Control, shall not constitute a material

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diminution for this purpose, and (D) the Limited Partner’s employment is not conditioned (x) on a contractual agreement to remain in service for more than two years or (y) on compliance with any restrictive covenants other than those provided in (or any other restrictive covenants that are substantially similar in principle, scope and duration to those provided in) Sections 2.12, 2.13, 2.16, 2.18 and 2.19 of the Limited Partnership Agreement, or for any period longer than 24 months following the Limited Partner’s Withdrawal, Special Withdrawal or any other termination of service with the Partnership (or 12 months if such Withdrawal, Special Withdrawal or other termination of service occurs on or after December 31, 2019). The Limited Partner agrees and acknowledges that, although the Buyer in its sole discretion may choose to offer equity or cash incentives or other compensation to the Limited Partner in respect of the Limited Partner’s continued service during the period between the Change of Control Date and the second anniversary of the Change of Control Date, the provisions relating to the continued vesting of the COC Retained P Units pursuant to Section 10(c) in addition to payments at a rate of not less than $4 million per year shall be deemed to satisfy clause (B) of the definition of “Comparable Position” for the COC Vesting Period and the Buyer need not offer any such equity or cash incentives or other compensation to the Limited Partner in respect of the COC Vesting Period in order for the position offered by the Buyer to the Limited Partner to constitute a “Comparable Position.”

(e) The Retained P Units shall participate in any earn-outs, escrows and other holdbacks on the same basis as the Class D Common Units or Class P Common Units of the other Limited Partners, as applied on a pro rata basis in respect of the Retained P Units. Any consideration that is released or otherwise becomes earned and payable in respect of the Retained P Units during the COC Vesting Period shall be paid or retained, as applicable, in accordance with the applicable vesting provisions set forth in Section 10(c), as applied on a pro rata basis in respect of the Retained P Units.

(f) In the event that the Limited Partner prevails in any action seeking to enforce any right provided to him in this Section 10 as finally determined by a court of competent jurisdiction, the Buyer shall pay to the Limited Partner all reasonable legal fees and expenses incurred by the Limited Partner in seeking such action. Such payments shall be made within five (5) business days after delivery of the Limited Partner’s written request for payment accompanied by such evidence of reasonable fees and expenses incurred as the Buyer reasonably may require, in all events following such final judicial determination.

(g) Any Common Units other than Retained P Units held by the Limited Partner or his Related Trusts shall participate in such events to the extent described in the Limited Partnership Agreement and such terms shall not be modified by this Agreement, it being understood that in the event of a Change of Control the Retained P Units of the Limited Partner or his Related Trusts shall not be taken into account for purposes of Sections 9(a) or 9(b) above.

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11. Tax Liability Payments.

(a) In respect of Fiscal Year 2017, if (x) the Presumed Tax Liability (as calculated for purposes of this Agreement based on the Aggregate Presumed Tax Rate rather than the Presumed Tax Rate) associated with cumulative allocations of income made by all Operating Group Entities to the Limited Partner in respect of all of the Common Units in the Operating Group Entities held by him and his Related Trusts during Fiscal Year 2017 (excluding any tax liability associated with any Additional Payment (as defined in the 2017 Partner Agreement) during the period commencing with January 1, 2017, and ending on December 31, 2017, based on the Aggregate Presumed Tax Rate applicable to Fiscal Year 2017, exceeds (y) the aggregate Partnership Distributions (as defined below) (excluding advances of any Additional Payment for Fiscal Year 2017) made to the Limited Partner and his Related Trusts in respect of Fiscal Year 2017 (any such excess, the “Tax Liability Shortfall”), the Operating Group Entities shall make an aggregate payment to the Limited Partner equal to the Tax Liability Shortfall divided by one minus the Aggregate Presumed Tax Rate (a “Tax Liability Payment”). Any Tax Liability Payment with respect to Fiscal Year 2017 shall be paid to the Limited Partner by the Operating Group Entities no later than ten days prior to April 15, 2018 (subject to true-up after such date to the extent that the General Partner obtains updated information about the character of such allocations). The portion of the Tax Liability Payment made by the Partnership shall be treated as a distributive share of profits with respect to the Limited Partner’s Class C Non-Equity Interests in the Partnership. Notwithstanding anything herein or in any other agreement to the contrary, in no event shall the Limited Partner have any entitlement to any other payment with respect to tax liability for any year other than the foregoing Tax Liability Payment for Fiscal Year 2017 (which takes into account the Presumed Tax Liability associated with a Tax Liability Payment made in Fiscal Year 2018 in respect of Fiscal Year 2017).

(b) If the Limited Partner is subject to a Withdrawal due to Resignation prior to December 31, 2019 (other than one following a Change in Position as described in Section 7(b)), the After-Tax Distribution Amount (as defined below) of Partnership Distributions to be made to the Limited Partner and his Related Trusts following the date of such Withdrawal shall be reduced by an aggregate amount equal to the sum of all of the Additional Payments and Tax Liability Payments made to the Limited Partner prior to such date.

(c) For purpose of this Section 11, (i) the Aggregate Presumed Tax Rate shall be determined based on the tax rates in effect with respect to Fiscal Year 2017; provided that such tax rates shall be adjusted to take into account the tax rates in effect with respect to Fiscal Year 2018 with respect to the Presumed Tax Liability associated with any Tax Liability Payment that is paid to the Limited Partner during Fiscal Year 2018, (ii) distributions or payments “in respect of” a Fiscal Year may include distributions or payments that occur after the end of such Fiscal Year (as in the case of the fourth quarter of the Fiscal Year), and (iii) the “After-Tax Distribution Amount” means the excess of (A) aggregate cash distributions in respect of such quarter of such Fiscal Year that would otherwise have been made by the Operating Group Entities to the Limited Partner and his Related Trusts in respect of all of their Common Units in the Operating Group Entities or other interests in the Operating Group Entities (including prior Tax Liability Payments net of the Presumed Tax Liability associated with such Tax

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Liability Payments) (such distributions, “Partnership Distributions”) over (B) the Limited Partner’s Presumed Tax Liability (as calculated for purposes of this Agreement based on the Aggregate Presumed Tax Rate rather than the Presumed Tax Rate) with respect to such quarter for all Operating Group Entities.

12. No Other Compensation. The Limited Partner agrees that (a) except for the compensation to be provided to the Limited Partner pursuant to the terms of this Agreement or in respect of any equity interests in the Och-Ziff Group previously issued to the Limited Partner pursuant to existing agreements and for customary expense reimbursements, the Limited Partner shall not receive any other compensation or distributions from, or have any interests in, any entity in the Och-Ziff Group or any Affiliates thereof, except for any capital investments made by the Limited Partner in any funds managed by the Och-Ziff Group, and (b) consistent with the restrictions set forth in Sections 2.16 and 2.19 of the Limited Partnership Agreement and the Och-Ziff Group’s compliance policies that are generally applicable to Active Individual LPs that restrict outside investments, the Limited Partner shall not have any interests in, or receive compensation of any type from, businesses or entities other than the Operating Group Entities and their Affiliates.

13. Delegation to Class B Shareholder Committee. Notwithstanding any provisions of the Limited Partnership Agreement, any Existing Partner Agreement or this Agreement to the contrary, the Limited Partner hereby irrevocably delegates all power and authority to the Class B Shareholder Committee to exercise, on his behalf, any and all of his rights in respect of the Class B Shares that have been issued in connection with his Retained 2013 Units (upon such Retained 2013 Units becoming Class A Common Units), and Retained P Units, to the same extent as is provided to the Class B Shareholder Committee with respect to Class A Common Units pursuant to the Class B Shareholders Agreement dated as of November 13, 2007, as amended from time to time (the “Class B Shareholders Agreement”). The Limited Partner acknowledges and agrees that all such Class B Shares are subject to the Class B Shareholder Agreement.

14. Distributions. Notwithstanding any provisions of the Limited Partnership Agreement to the contrary, the Limited Partner shall not be entitled to receive distributions from the Partnership in respect of the income earned by the Partnership in the fourth quarter of 2017 with respect to his Common Units that were forfeited as of the date hereof in accordance with Section 5 above.

15. Compensation Clawback Policy. As a highly regulated, global alternative asset management firm, the Company has had a long-standing commitment to ensure that its partners, officers and employees adhere to the highest professional and personal standards. In the case of fraud, misconduct or malfeasance by any of its partners, officers or employees, including, without limitation any fraud, misconduct or malfeasance that leads to a restatement of the Company’s financial results, or as required by law, the Compensation Committee would consider and likely pursue a disgorgement of prior compensation, where appropriate based on the facts and circumstances. The Compensation Committee will adopt and amend clawback policies as it determines to be appropriate, including, without limitation, to comply with the final implementing rules

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regarding compensation clawbacks mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and any other applicable law. The Compensation Committee may extend and apply such clawback provisions to similarly situated levels of partners that may not be required to be covered by applicable law as it determines to be necessary or appropriate in its discretion. Notwithstanding anything to the contrary herein, the Limited Partner hereby consents to comply with all of the terms and conditions of any such compensation clawback policy adopted by the Compensation Committee which may apply to the Limited Partner and other similarly situated partners on or after the date hereof, and also agrees to perform all further acts and execute, acknowledge and deliver any documents and to take any further action requested by the Company to give effect to the foregoing. No clawback policy shall directly expand the restrictive covenants set forth herein, except as required by law or as recommended as best practices by proxy advisory firm compensation or corporate governance guidelines.

16. Exchange Rights.

(a) Notwithstanding any terms of the Limited Partnership Agreement or the Exchange Agreement relating to Class P Common Units (the “Class P Exchange Agreement”) to the contrary, the Limited Partner and his Related Trusts shall have no rights to exchange their Retained P Units except as specifically provided in Section 16(b) below.

(b) Notwithstanding any terms of the Limited Partnership Agreement or the Class P Exchange Agreement to the contrary, to the extent that (i) the Retained P Units have become Participating Class P Common Units and the same number of Class P Common Units granted to the Limited Partner in each of the other Operating Group Entities on the Incentive Grant Date have become Participating Class P Common Units (as defined in the limited partnership agreements of such other Operating Group Entities) and (ii) that sufficient Appreciation has occurred with respect to the Partnership and the other Operating Group Entities such that, in the determination of the General Partner, all such Participating Class P Common Units in each Operating Group Entity have each become economically equivalent to a Class A Common Unit in such Operating Group Entity as described in Section 3(j)(ii) of the limited partnership agreement of the Operating Group Entity, then such Participating Class P Common Units may participate, in one or more exchanges in the Limited Partner’s discretion as follows: (A) at any time thereafter, up to 60% of the Class P Common Units in each Operating Group Entity may be exchanged in the aggregate, and (B) on and after each of the fifth, sixth, seventh and eighth anniversaries of the Incentive Grant Date, an additional 10% of the Class P Common Units in each Operating Group Entity in the aggregate may be exchanged (so that up to a cumulative percentage of the Class P Common Units in each Operating Group Entity equal to 70%, 80%, 90% and 100%, respectively, in the aggregate, may be exchanged on and after such anniversary), in each case as provided in, and in accordance with and subject to the terms of, the Class P Exchange Agreement.

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17. Release. The continued ownership by the Limited Partner and his Related Trusts of any Interests after the Limited Partner has ceased to be an Active Individual LP for any reason, and his rights to any distributions or allocations in respect of such Interests in respect of any periods following such time or any other payments or benefits to be paid or provided at such time or thereafter, are conditioned upon (i) the Limited Partner’s execution and non-revocation of a general release agreement in the form attached as Exhibit A to the Limited Partnership Agreement, subject only to revisions necessary to reflect changes in applicable law, and (ii) the Limited Partner complying in all respects with the Limited Partnership Agreement (as expressly modified by this Agreement) including, without limitation, the restrictions regarding Confidentiality, Intellectual Property, Non-Competition, Non-Solicitation, Non-Disparagement, Non-Interference, Short Selling, Hedging Transactions, and Compliance with Policies, set forth in Sections 2.12, 2.13, 2.18, and 2.19 of the Limited Partnership Agreement. If the general release is not executed and effective no later than fifty-three (53) days following the Limited Partner’s Withdrawal or Special Withdrawal pursuant to Section 8.3(g) of the Limited Partnership Agreement, or if the Limited Partner timely revokes his execution thereof, the Partnership shall have no further obligations under this Agreement or the Limited Partnership Agreement to make any distributions, allocations or payments to the Limited Partner or any Related Trusts and their Interests in the Partnership, if any, shall be forfeited.

18. Acknowledgment. The Limited Partner acknowledges that he has been given the opportunity to ask questions of the Partnership and has consulted with counsel concerning this Agreement to the extent the Limited Partner deems necessary in order to be fully informed with respect thereto.

19. Section 409A. This Agreement as well as payments and benefits under this Agreement are intended to be exempt from, or to the extent subject thereto, to comply with Code Section 409A (“Section 409A”), and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, the Limited Partner shall not be considered to have terminated employment with the Partnership for purposes of any payments under this Agreement which are subject to Section 409A until the Limited Partner has incurred a “separation from service” from the Partnership within the meaning of Section 409A. Each amount to be paid or benefit to be provided under this Agreement shall be construed as a separate identified payment for purposes of Section 409A and any payments described in this Agreement that are due within the “short term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required in order to avoid an accelerated or additional tax under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Agreement during the six-month period immediately following the Limited Partner’s separation from service shall instead be paid on the first business day after the date that is six months following the Limited Partner’s separation from service (or, if earlier, the Limited Partner’s date of death). To the extent required to avoid an accelerated or additional tax under Section 409A, amounts reimbursable to the Limited Partner shall be paid to the Limited Partner on or before the last day of the year following the year in which the expense was incurred and the amount of expenses eligible for reimbursement (and in kind benefits provided to the Limited Partner) during one year may not affect amounts reimbursable or provided in

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any subsequent year, and no reimbursement or in-kind benefit shall be subject to liquidation or exchange for another benefit. To the extent required to avoid accelerated taxation and/or tax penalties under Section 409A, if a period specified for execution of a release of claims begins in one taxable year and ends in a second taxable year, the any payments and benefits hereunder shall be made in the second taxable year.

20. Miscellaneous.

(a) Any notice required or permitted under this Agreement shall be given in accordance with Section 10.10 of the Limited Partnership Agreement.

(b) Except as specifically provided herein, this Agreement cannot be amended or modified except by a writing signed by both parties hereto. Daniel S. Och (or, following the death, Disability or Withdrawal of Daniel S. Och, the Partner Management Committee (excluding the Limited Partner for purposes of such decisions)) in his (or their) sole discretion may amend the provisions of this Agreement relating to the Retained 2013 Units, the Retained P Units, the 2013 RSUs, the 2017 RSUs, Bonus Equity or any other matters under this Agreement, in whole or in part, at any time, if he (or they) determine in his (or their) sole discretion that the adoption of any such amendments are necessary or desirable to comply with applicable law; provided, however, that, (i) if any such amendment would require the approval of the Compensation Committee, then any such determinations or amendments shall be made by the Compensation Committee in its sole discretion, based on recommendations from Daniel S. Och (or, following the death, Disability or Withdrawal of Daniel S. Och, the Partner Management Committee (excluding the Limited Partner for purposes of such decisions)); and (ii) any such determinations or amendments relating to Bonus Equity or any other matters under this Agreement shall also require the approval of a majority of the Board.

(c) This Agreement and any amendment hereto made in accordance with Section 20(b) shall be binding as to executors, administrators, estates, heirs and legal successors, or nominees or representatives, of the Limited Partner, and may be executed in several counterparts with the same effect as if the parties executing the several counterparts had all executed one counterpart.

(d) If any provision of this Agreement shall be deemed invalid or unenforceable as written, it shall be construed, to the greatest extent possible, in a manner which shall render it valid and enforceable, and any limitations on the scope or duration of any such provision necessary to make it valid and enforceable shall be deemed to be part thereof, and no invalidity or unenforceability of any provision shall affect any other portion of this Agreement unless the provision deemed to be so invalid or unenforceable is a material element of this Agreement, taken as a whole.

(e) The failure by any party hereto to enforce at any time any provision of this Agreement, or to require at any time performance by any party hereto of any provision hereof, shall in no way be construed as a waiver of such provision, nor in any way affect the validity of this Agreement or any part hereof, or the right of any party hereto thereafter to enforce each and every such provision in accordance with its terms.

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(f) This Agreement (i) amends the Limited Partnership Agreement to the extent specifically provided herein, (ii) amends and restates and supersedes each of the 2013 Partner Agreement and the 2017 Partner Agreement in its entirety, and (iii) replaces and supersedes the other Existing Partner Agreements in their entirety. The parties hereto acknowledge and agree that each of the Existing Partner Agreements is hereby terminated and none of the Company, the Partnership, the other Operating Partnerships or any of their respective Affiliates, directors, officers, shareholders, members, partners, employees, representatives or agents now has or shall have any obligation or liability (including, for the avoidance of doubt, any and all claims contemplated by Exhibit A to the Limited Partnership Agreement) relating in any way to the 2013 Partner Agreement or the 2017 Partner Agreement, whether arising in contract, tort or otherwise, to the Limited Partner, his Related Trusts or otherwise. The parties hereto acknowledge and agree that, in the event of any conflict with respect to the rights and obligations of the Limited Partner between (i) the terms of the Limited Partnership Agreement and (ii) the terms of this Agreement, the terms of this Agreement shall control. Except as specifically provided herein, this Agreement shall not otherwise affect any of the terms of the Limited Partnership Agreement. For the avoidance of doubt, the parties hereto acknowledge and agree that the non-competition, non-solicitation and other restrictive covenants and other obligations that apply to the Limited Partner under the Limited Partnership Agreement as currently in effect shall remain unchanged as a result of this Agreement, except as expressly modified by this Agreement, and shall continue in full force and effect after the date hereof.

(g) The Limited Partner acknowledges and agrees that an attempted or threatened breach by the Limited Partner of the provisions of this Agreement relating to any restrictive covenants applicable to the Limited Partner (including, without limitation, the restrictions regarding Confidentiality, Intellectual Property, Non-Competition, Non-Solicitation, Non-Disparagement, Non-Interference, Short Selling, Hedging Transactions, and Compliance with Policies, set forth in Sections 2.12, 2.13, 2.18, and 2.19 of the Limited Partnership Agreement (as expressly modified by this Agreement)) would cause irreparable injury to the Partnership and the other members of the Och-Ziff Group not compensable in money damages and the Partnership shall be entitled, without limitation of Section 20(i), to obtain a temporary, preliminary or permanent injunction prohibiting any breaches of the provisions of this Agreement without being required to prove damages or furnish any bond or other security.

(h) Solely with respect to any action or determination that may result in the forfeiture of the Retained P Units or the 2017 RSUs, and solely to the extent such action or determination has such result if there is a dispute between the Limited Partner and the Partnership or its Affiliates with respect to (A) whether the Limited Partner has committed an act or omission constituting Cause (other than pursuant to clause (vii) thereof), or (B) whether an offer as to a Comparable Position has been made, then such dispute shall be resolved pursuant to a determination made by judicial review on a “de novo” basis, without regard to any determination made by the Partnership or any person or entity entitled to make determinations hereunder. Nothing in this Section 20(h) shall limit or otherwise affect or reduce the Partnership’s or the Limited Partner’s rights to seek injunctive relief, damages or any other remedies in respect of any event described in this Section 20(h) or any underlying or related act or event. All other “Cause” determinations shall be made in accordance with Section 1(d).

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(i) Any remedies provided for in this Agreement shall be cumulative in nature and shall be in addition to any other remedies whatsoever (whether by operation of law, equity, contract or otherwise) which any party may otherwise have.

(j) For all purposes under this Agreement, all references to any equity interests held by the Limited Partner shall be deemed to include equity held by his Related Trusts.

(k) In the event of the Limited Partner’s Special Withdrawal or Withdrawal for any reason, the Limited Partner will promptly return to the Operating Group Entities all known equipment, data, material, books, records, documents (whether stored electronically or on computer hard drives or disks or on any other media), computer disks, credit cards, keys, I.D. cards, and other property, including, without limitation, standalone computers, fax machines, printers, telephones, and other electronic devices in the Limited Partner’s possession, custody, or control that are or were owned and/or leased by members of the Och-Ziff Capital Management Group in connection with the conduct of the business of the Operating Group Entities and their Affiliates, and including in each case any and all information stored or included on or in the foregoing or otherwise in the Limited Partner’s possession or control that relates to Investors or OZ counterparties, Investor or OZ counterparty contact information, Investor or OZ counterparty lists or other Confidential Information.

(l) Benefits. The Limited Partner is eligible to participate in any benefit plans or programs sponsored or maintained by the Partnership and its Affiliates (including, without limitation, any life insurance, disability insurance and liability insurance), on the same general terms provided to other Individual Limited Partners.

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IN WITNESS WHEREOF, this Partner Agreement is executed and delivered as of the date first written above by the undersigned, and the undersigned do hereby agree to be bound by the terms and provisions set forth in this Partner Agreement.

GENERAL PARTNER:

OCH-ZIFF HOLDING LLC,
a Delaware limited liability company

By:	/s/ Daniel S. Och
Name: Daniel S. Och
Title: Chief Executive Officer

THE LIMITED PARTNER:

/s/ James Levin
Name: James Levin

RELATED TRUSTS OF
THE LIMITED PARTNER:

THE JAMES LEVIN 2017 ANNUITY TRUST

By:	/s/ James Levin
James Levin, as Trustee

THE JAMES LEVIN 2010 FAMILY TRUST

By:	/s/ Steven Levin
Steven Levin, as Trustee

JAMES LEVIN 2012 DYNASTY TRUST

By:	/s/ Rachel Levin
Rachel Levin, as Trustee

By:	/s/ Joseph Levin
Joseph Levin, as Trustee

J.P. MORGAN TRUST COMPANY OF DELAWARE, as Trustee

By:	/s/ Krista Lynn Humble
Name: Krista Lynn Humble
Title: Executive Director

Schedule A

Calculation of Annual Bonus

The Limited Partner shall receive conditional total bonus compensation with respect to each Fiscal Year (inclusive of the Quarterly Advances in respect of such Fiscal Year, the “Annual Bonus”) calculated as the product of: (i) the Gross P&L for such Fiscal Year and (ii) the Participation Ratio for such Fiscal Year.

Participation Ratio

The Participation Ratio will range from 1.1% to 1.5%, as determined by the Compensation Committee of the Board based on a recommendation of the CEO.

In determining the Participation Ratio, the Compensation Committee of the Board will consider, among other things: (i) the overall performance of the Company, (ii) fund investment performance and the quality of such performance, (iii) the Limited Partner’s contributions to marketing and fund raising efforts for existing and new funds of the Company, (iv) the Limited Partner’s management of costs and achievement of a reasonable annual budget, (v) mentoring and developing investment professionals and (vi) the Limited Partner’s adherence to Company policies, procedures, guidelines and compliance.

Gross P&L

The Gross P&L will be the gross P&L for the Oz Bonus Eligible Funds (as defined below) based on the marked value beginning January 1, 2018. The Gross P&L for any Fiscal Year shall mean the total net realized and unrealized capital appreciation and/or depreciation generated by the Oz Bonus Eligible Funds, calculated as the simple arithmetic sum of the aggregate annual gross P&Ls for each Oz Bonus Eligible Fund, in respect of such Fiscal Year, taking into account all allocated costs, fees, expenses, taxes (including taxes incurred at intermediary corporate entities within the ownership structure of any Oz Bonus Eligible Fund), liabilities and losses, including currency, commodity and other hedging gains or losses and any other transaction-related costs, without deduction for any management fees paid to the Company or its Affiliates consistent with the methodology generally used in determining the annual compensation for investment professionals (the “Unadjusted Gross P&L”), as such amount may be reduced in accordance with the High Water Mark Adjustment described below. For the avoidance of doubt, Gross P&L shall include realized and unrealized net capital appreciation and/or depreciation in respect of any investment of the Oz Bonus Eligible Funds that is designated as a “Special Investment” (as defined in the governing documents of each applicable Oz Fund) and all investments held by any Oz Bonus Eligible Funds that are private equity-style funds.

High Water Mark Adjustment

Following a Fiscal Year with a negative Gross P&L, the Gross P&L for the subsequent Fiscal Year will be calculated as the sum of: (A) 50% of the Unadjusted Gross P&L for such subsequent Fiscal Year and (B) the excess, if any, of (x) 50% of the Unadjusted Gross P&L for such Fiscal Year over (y) 100% of Unadjusted Gross P&L for the prior Fiscal Year.

The “Oz Bonus Eligible Funds” are:

1.	OZ Master Fund, Ltd.

2.	OZ Europe Master Fund, Ltd.

3.	OZ Asia Master Fund, Ltd.

4.	OZ Enhanced Master Fund, Ltd.

5.	OZ Credit Opportunities Master Fund, Ltd.

6.	OZ Eureka Fund, L.P.

7.	OZEA, L.P.

8.	OZ Global Special Investments Master Fund, L.P.

9.	OZ GC Opportunities Master Fund, Ltd.

10.	OZ ESC Master Fund, Ltd.

11.	OZ European Credit Opportunities Master Fund, Ltd.

12.	OZSC, L.P.

13.	OZSC II, L.P.

14.	OZNJ Private Opportunities, L.P.

15.	OZNJ Real Asset Opportunities, L.P.

16.	OZNJ Real Estate Opportunities, L.P.

17.	OZ Structured Products Domestic Partners, L.P.

18.	OZ Structured Products Overseas Fund, L.P.

19.	OZ Structured Products Domestic Partners II, L.P.

20.	OZ Structured Products Overseas Fund II, L.P.

21.	OZ MESC Master Fund, L.P.

22.	OZ Global Equity Opportunities Master Fund, Ltd.

23.	OZ ELS Master Fund, Ltd.

24.	Managed Account A (OZFT)

25.	Managed Account B (OZGR)

26.	Och-Ziff Real Estate Credit Fund, L.P.

27.	Och-Ziff Real Estate Credit Parallel Fund A, L.P.

28.	Och-Ziff Real Estate Credit Parallel Fund B, L.P.

In addition, Oz Funds launched after the date hereof shall be added to the list of Oz Bonus Eligible Funds to the extent mutually agreed between the Limited Partner and the CEO.

Schedule B

Form of Annual RSU Award Agreement

RSU AWARD AGREEMENT

FORM OF CO-CIO ANNUAL RSU AWARD AGREEMENT

This CLASS A RESTRICTED SHARE UNIT AWARD AGREEMENT (this “Award Agreement”), dated as of [        ] (the “Grant Date”), is made by and between OZ Management LP, a Delaware limited partnership (the “Partnership”), and James Levin (the “Participant”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Och-Ziff Capital Management Group LLC 2013 Incentive Plan (the “Plan”). Where the context permits, references to the Partnership shall include any successor to the Partnership.

1. Grant of Restricted Share Units.

(a) Subject to all of the terms and conditions of this Award Agreement, the Plan, and the 2018 Partner Agreement (as defined below), the Partnership hereby grants to the Participant [        ] Class A restricted share units (the “RSUs”). This grant is being made pursuant to and in satisfaction of a Bonus Equity award under Sections 4(b) and 4(c) of the 2018 Partner Agreement.

(b) For purposes of this Award Agreement, “2018 Partner Agreement” means the Amended and Restated Partner Agreement between the Partnership and the Participant, dated as of February 16, 2018 and effective as of January 1, 2018, as amended, supplemented or restated from time to time.

(c) For purposes of this Award Agreement, “Limited Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the Partnership dated as of March 1, 2017, as amended, supplemented or restated from time to time.

2. Form of Payment.

(a) Except as otherwise provided in this Award Agreement (including Exhibit A hereto) or the Plan, each RSU granted hereunder shall represent the right to receive, in the sole discretion of the Administrator, either (i) one Class A Share or (ii) cash equal to the Fair Market Value of one Class A Share, in either case, on the third business day following the date such RSU becomes vested in accordance with the vesting schedule set forth in Exhibit A hereto (the “Vesting Schedule”).

(b) In addition, the Participant will be credited with Distribution Equivalents with respect to the RSUs, calculated as follows: with respect to any RSUs granted on or prior to the record date applicable to a cash distribution, on each date that any such cash distribution is paid to all holders of Class A Shares while the RSUs are outstanding, the Participant’s account shall be credited, in the sole discretion of the Administrator, with one of the following: (i) the right to receive an amount of cash equal to the amount of such Distribution Equivalents or (ii) an additional number of RSUs equal to the number of whole Class A Shares (valued at Fair Market Value on such date or the immediately preceding trading day as determined by the Administrator in its discretion) that could be purchased on such date with the aggregate dollar amount of the cash distribution that would have been paid on the RSUs had the RSUs been issued as Shares. The right to receive cash or additional RSUs credited under this Section shall be subject to the same terms and conditions applicable to the RSUs originally awarded hereunder and will be settled on the same date as the RSUs in respect of which such Distribution Equivalents are awarded. Any RSUs credited to the Participant’s account may, in the sole discretion of the Administrator as determined at the time such Distribution Equivalent is credited to the Participant’s account, be eligible to receive additional Distribution Equivalents. The Distribution Equivalents referenced in this Section 2(b) may be granted under the Plan or any predecessor or successor thereto. Where context permits, references to RSUs shall include any RSUs credited to the Participant’s account as Distribution Equivalents with respect to such RSUs.

3. Restrictions

(a) The RSUs may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered, and shall be subject to a risk of forfeiture until vested in accordance with the terms of the Vesting Schedule and until any additional requirements or restrictions contained in this Award Agreement, the Plan and the 2018 Partner Agreement have been otherwise satisfied, terminated or expressly waived by the Partnership in writing.

(b) The RSUs shall become vested in accordance with the Vesting Schedule and the Class A Shares or cash-equivalent amount to which such vested RSUs relate shall become issuable or payable on the third business day thereafter (provided, that such issuance or payment is otherwise in accordance with federal and state securities and tax laws, including satisfaction of all withholding requirements). The portion of such RSUs that is settled in cash shall be at least equal in value, determined based on the Fair Market Value of Class A Shares as of the Vesting Date, to the amount of United States federal, state and local taxes that will be incurred by the Participant with respect to the vesting and settlement of such RSUs (upon delivery by the Participant to the Partnership of such documentation supporting the amount so owed as the Partnership may reasonably request).

(c) Any Class A Shares delivered in respect of any RSUs, any proceeds received by the Participant in respect of any such Class A Shares that were sold, and any dividends or other distributions received by the Participant on any such Class A Shares (or credited as a Distribution Equivalent on any RSU) shall be subject to all applicable provisions of the 2018 Partner Agreement, including without limitation, the forfeiture and clawback provisions set forth in Section 8(b) of the 2018 Partner Agreement.

4. Voting and Other Rights. The Participant shall have no rights of a shareholder (including the right to distributions) unless and until Class A Shares are issued following vesting of the Participant’s RSUs.

5. Award Agreement Subject to Plan and 2018 Partner Agreement. This Award Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this Award Agreement and/or the Plan and the provisions of the 2018 Partner Agreement, the provisions of the 2018 Partner Agreement shall govern.

6. No Rights to Continuation of Active Service. Nothing in the Plan or this Award Agreement shall confer upon the Participant any right to continue as a limited partner of, or otherwise in the employ or service of, the Partnership or any of its Subsidiaries or Affiliates, or shall interfere with or restrict the right of the Partnership or its Subsidiaries or Affiliates, as the case may be, to terminate the Participant’s active involvement at any time for any reason whatsoever, with or without cause.

7. Section 409A Compliance. The intent of the parties is that payments and benefits under this Award Agreement comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Award Agreement shall be interpreted and be administered to be in compliance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment or service for purposes of this Award Agreement until the Participant would be considered to have incurred a “separation from service” within the meaning of Section 409A of the Code. Any payments described in this Award Agreement or the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. To the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, payment shall be made in accordance with Exhibit A, notwithstanding any provision for accelerated vesting under the Plan. To the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, no Change of Control shall be deemed to have occurred unless it constitutes a change in control event under Section 409A. Notwithstanding anything to the contrary in this Award Agreement or the Plan, to the extent that any RSUs are payable to a “specified employee” (within the meaning of Section 409A of the Code) upon a separation from service and such payment would result in the imposition of any individual penalty tax or late interest charges imposed under Section 409A of the Code, the settlement and payment of such awards shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). To the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, if a period specified for execution of a release of claims begins in one taxable year and ends in a second taxable year, the settlement or payment of the awards shall occur in the second taxable year.

8. Governing Law; Submission to Jurisdiction. This Award Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws, of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware. The Participant hereby submits to and accepts for himself and in respect of his property, generally and unconditionally, the exclusive jurisdiction of the state and federal courts of the State of Delaware for any dispute arising out of or relating to this Award Agreement or the breach, termination or validity thereof. The Participant further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified or registered mail return receipt requested or by receipted courier service to the Participant at the address for the Participant in the books and records of the Partnership.

9. Award Agreement Binding on Successors. The terms of this Award Agreement shall be binding upon the Participant and upon the Participant’s heirs, executors, administrators, personal representatives, permitted transferees, assignees and successors in interest, and upon the Partnership and its successors and assignees, subject to the terms of the Plan.

10. No Assignment. Notwithstanding anything to the contrary in this Award Agreement, neither this Award Agreement nor any rights granted herein shall be assignable by the Participant.

11. Necessary Acts. The Participant hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Award Agreement or that may reasonably be required of the Participant by the Partnership, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.

12. Severability. Should any provision of this Award Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Award Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Award Agreement. Moreover, if one or more of the provisions contained in this Award Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.

13. Entire Award Agreement. This Award Agreement, the Plan and the 2018 Partner Agreement contain the entire agreement and understanding among the parties as to the subject matter hereof.

14. Headings. Section headings (including those in Exhibit A attached hereto) are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.

15. Counterparts. This Award Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

16. Amendment. Except as specifically provided in the 2018 Partner Agreement, no amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto and no such amendment or modification shall be made to the extent it violates Section 409A of the Code.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement as of the date first set forth above.

OZ MANAGEMENT LP

By: Och-Ziff Holding Corporation, its General Partner

By:
Name:	Alesia J. Haas
Title:	Chief Financial Officer

The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Award Agreement.

PARTICIPANT

Signature

Name: James Levin

Address:

FORM OF CO-CIO ANNUAL RSU AWARD AGREEMENT

EXHIBIT A

1. General Vesting Schedule. Subject to Sections 2 and 3 below, one third (1/3) of the RSUs shall vest on each of the first three anniversaries of the Grant Date (each, a “Vesting Date”) (and settle pursuant to Section 3(b) of this Award Agreement), provided that the Participant remains an Active Individual LP (as defined in the 2018 Partner Agreement) through the applicable Vesting Date. If the Participant ceases to be an Active Individual LP prior to the applicable Vesting Date, all of the RSUs then held by the Participant shall be forfeited, except as otherwise provided in this Exhibit A.

2. Termination of Service.

a. Withdrawal for Cause. If the Participant is subject to a Withdrawal for Cause (as defined in the 2018 Partner Agreement), all of the RSUs then held by the Participant shall be forfeited as of the date of such Withdrawal.

b. Withdrawal without Cause; Other Withdrawals. If prior to December 31, 2019, the Participant is subject to a Withdrawal without Cause (as defined in the 2018 Partner Agreement) or a Withdrawal due to Resignation following a Change in Position as described in Section 7(b) of the 2018 Partner Agreement, each RSU then held by the Participant shall vest on the date such RSU would have otherwise vested in accordance with Section 1 of this Exhibit A (and settle pursuant to Section 3(b) of this Award Agreement).

c. Withdrawal due to Resignation. If prior to December 31, 2019, the Participant is subject to a Withdrawal due to Resignation (as defined in the 2018 Partner Agreement), then except as provided in Section 2(b) of this Exhibit A, all of the RSUs then held by the Participant shall be forfeited as of the date of such Withdrawal.

d. Death or Disability. In the event of the Participant ceasing to be an Active Individual LP due to death or Disability (as defined in the 2018 Partner Agreement) prior to December 31, 2019, each RSU then held by the Participant shall become vested on the date such RSU would have otherwise vested in accordance with Section 1 of this Exhibit A (and settle pursuant to Section 3(b) of this Award Agreement).

e. Following a Change of Control. If the Participant is subject to a Withdrawal without Cause within the 12 months following any Change of Control, all of the RSUs then held by the Participant shall become vested on the date of such Withdrawal (and settle pursuant to Section 3(b) of this Award Agreement).

f. Withdrawal on or after December 31, 2019. Whether or not the Term (as defined in the 2018 Partner Agreement) is extended beyond December 31, 2019, if the Participant continues to be an Active Individual LP as of December 31, 2019, each RSU then held by the Participant shall become vested on the date such RSU would have otherwise vested in accordance with Section 1 of this Exhibit A (and settle pursuant to Section 3(b) of this Award Agreement), regardless of whether the Participant remains an Active Individual LP after the expiration of the Term, subject to Sections 2(a) and 2(e) of this Exhibit A.

3. Continued Compliance with Restrictive Covenants; Release. The Participant’s rights to any payments or other benefits under this Award Agreement, including the acceleration or continuation of any vesting of any RSUs under this Award Agreement, to be paid or provided after the Participant has ceased to be an Active Individual LP for any reason, are conditioned upon (i) the Participant’s execution and non-revocation of a general release agreement in the form attached as Exhibit A to the Limited Partnership Agreement, subject only to revisions necessary to reflect changes in applicable law, and (ii) the Participant complying in all respects with the Limited Partnership Agreement (as modified by the 2018 Partner Agreement) including, without limitation, the restrictions regarding Confidentiality, Intellectual Property, Non-Competition, Non-Solicitation, Non-Disparagement, Non-Interference, Short Selling, Hedging Transactions, and Compliance with Policies, set forth in Sections 2.12, 2.13, 2.18, and 2.19 of the Limited Partnership Agreement. If the general release is not executed and effective no later than fifty-three (53) days following the Participant’s Withdrawal or Special Withdrawal pursuant to Section 8.3(g) of the Limited Partnership Agreement, or if the Participant timely revokes his execution thereof, the Partnership shall have no further obligations under this Award Agreement to the Participant, and all RSUs then held by the Participant, if any, shall be forfeited.

Schedule C

Annual DCI Award Agreement

Form of Co-CIO DCI Award Acceptance Form

OCH-ZIFF DEFERRED CASH INTEREST PLAN

AWARD ACCEPTANCE FORM

James Levin

[ADDRESS]

[CITY, STATE, ZIP]

The Partnerships grant to James Levin (“you” or “Participant”), effective as of [DATE], an Award (the “Award”) as described below, subject to the Och-Ziff Deferred Cash Interest Plan, as amended from time to time (the “Plan”). Capitalized terms used but not defined herein shall have the meanings set forth in the Plan. This Award is being made pursuant to and in satisfaction of a Deferred Cash Interest award under Section 4(e) of each of the Amended and Restated Partner Agreements between the Partnerships and the Participant, dated as of February 16, 2018 and effective as of January 1, 2018, as amended, supplemented or restated from time to time (your “Partner Agreements”).

Award Value on Grant Date:	$
OZ Funds into which Award is invested:	[ ]% in [name of fund] [ ]% in [name of fund]

(a) Except as otherwise provided herein and/or in the Plan, the Award will become Vested on the Vesting Dates and in the amounts indicated below, provided that you have not experienced a Termination of Affiliation and have not given notice of your resignation effective prior to the applicable Vesting Date. The Vested portion of the Award will be distributed in a lump sum on a date to be determined by the General Partner and expected to be on or about the last day of the calendar month in which the applicable Vesting Date occurs; provided that such payment shall be made in all events within seventy (70) days following the applicable Vesting Date.

Vesting Date	Percentage Vested
January 1, [ ]	33.33%
First anniversary of January 1, [ ]	33.33%
Second anniversary of January 1, [ ]	33.34%

(b) In the event that you have a Termination of Affiliation due to Disability or death, or you are subject to a Withdrawal without Cause or a Withdrawal due to Resignation following a Change in Position as described in Section 7(b) of your Partner Agreements, the Award shall become Vested on the date (or dates) the Award would have otherwise become Vested in accordance with the vesting schedule set forth above and shall be paid in accordance with paragraph (a) above.

(c) If you remain an Active Individual LP through December 31, 2019, the Award shall become Vested on the date (or dates) the Award would have otherwise become Vested in accordance with the vesting schedule set forth above and shall be paid in accordance with paragraph (a) above, regardless of any subsequent Termination of Affiliation to which you may be subject, except if such Termination of Affiliation is for Cause.

(d) Except as otherwise provided herein, in the event that you have a Termination of Affiliation prior to December 31, 2019, or have given notice of your Withdrawal due to Resignation effective prior to December 31, 2019, any portion of the Award that is unvested, and any of your rights hereunder, shall be terminated, cancelled and forfeited effective immediately upon such Termination of Affiliation (or, if earlier, upon receipt by the General Partner of your notice of resignation).

(e) The Award shall be subject to forfeiture in accordance with, and to the extent provided in, the Limited Partnership Agreements or your Partner Agreements in the event of your breach of any restrictive covenants applicable to you or as otherwise provided in the Limited Partnership Agreements or your Partner Agreements. Unless otherwise provided in your Partner Agreements, the provisions of the foregoing sentence shall also apply in the event that you are subject to any Withdrawal for Cause.

(f) Your rights to any payments or other benefits under this Award (including any continuation of vesting) to be paid or provided after you have been subject to a Termination of Affiliation are conditioned upon (i) your execution and non-revocation of a general release agreement in the form attached as Exhibit A to the Limited Partnership Agreements, subject only to revisions necessary to reflect changes in applicable law, and (ii) your compliance in all respects with the Limited Partnership Agreements (as modified by your Partner Agreements), including, without limitation, the restrictions regarding Confidentiality, Intellectual Property, Non-Competition, Non-Solicitation, Non-Disparagement, Non-Interference, Short Selling, Hedging Transactions, and Compliance with Policies, set forth in Sections 2.12, 2.13, 2.18, and 2.19 of the Limited Partnership Agreements. If the general release is not executed and effective no later than fifty-three (53) days following your Withdrawal or Special Withdrawal pursuant to Section 8.3(g) of the Limited Partnership Agreements, or if you timely revoke your execution thereof, the Partnership shall have no further obligations under this Award to you, and your Award shall be forfeited.

(g) This Acceptance Form does not supersede, or otherwise amend or affect any other awards, agreements, rights or restrictions that may exist between the parties.

In the event of a conflict among this Acceptance Form, the Plan, the Limited Partnership Agreements and your Partner Agreements, such Partner Agreements shall control except to the extent otherwise required by Section 409A of the Code.

By executing this Acceptance Form, you indicate your acceptance of the Award set forth above and agree to be bound by the terms, conditions and provisions set forth in this Acceptance Form and the Plan, all of which are incorporated by reference herein and are an integral part of this Acceptance Form. Please sign and return this Acceptance Form to [NAME/TITLE] by [DATE]. In the event you fail to return the executed original by such date, the Partnerships reserve the right to terminate and forfeit the Award (including any rights provided for in this Acceptance Form), or to suspend or forfeit all or any vesting event(s) arising from the Award. This Acceptance Form may be executed in counterparts, which together shall constitute one and the same original.

ACCEPTED AND AGREED TO AS OF THE GRANT DATE:

PARTICIPANT:

James Levin

OZ MANAGEMENT LP

By:	Och-Ziff Holding Corporation,
its General Partner

By:
Name:
Title:

OZ ADVISORS LP

By:	Och-Ziff Holding Corporation,
its General Partner

By:
Name:
Title:

OZ ADVISORS II LP

By:	Och-Ziff Holding LLC,
its General Partner

By:
Name:
Title:

Schedule D

2013 RSU Award Agreement

RSU AWARD AGREEMENT

CO-CIO 2013 RSU AWARD AGREEMENT

This CLASS A RESTRICTED SHARE UNIT AWARD AGREEMENT (this “Award Agreement”), dated as of February 16, 2018, is made by and between OZ Management LP, a Delaware limited partnership (the “Partnership”), and [•] (the “Participant”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Och-Ziff Capital Management Group LLC 2013 Incentive Plan (the “Plan”). Where the context permits, references to the Partnership shall include any successor to the Partnership.

1. Grant of Restricted Share Units.

(a) Subject to all of the terms and conditions of this Award Agreement, the Plan, and the 2018 Partner Agreement (as defined below), the Partnership hereby grants to the Participant [        ] Class A restricted share units (the “RSUs”). This grant is being made pursuant to and (together with grants of RSUs to affiliates of the Participant on the date hereof) in satisfaction of the 2013 RSU Award under Section 6(a) of the 2018 Partner Agreement.

(b) For purposes of this Award Agreement, “2018 Partner Agreement” means the Amended and Restated Partner Agreement among the Partnership, James Levin, The James Levin 2010 Family Trust, The James Levin 2012 Dynasty Trust and The James Levin 2017 Annuity Trust, dated as of February 16, 2018 and effective as of January 1, 2018, as amended, supplemented or restated from time to time.

(c) For purposes of this Award Agreement, “Limited Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the Partnership dated as of March 1, 2017, as amended, supplemented or restated from time to time.

2. Form of Payment.

(a) Except as otherwise provided in this Award Agreement (including Exhibit A hereto) or the Plan, each RSU granted hereunder shall represent the right to receive, in the sole discretion of the Administrator, either (i) one Class A Share or (ii) cash equal to the Fair Market Value of one Class A Share, in either case, on the third business day following the date such RSU becomes vested in accordance with the vesting schedule set forth in Exhibit A hereto (the “Vesting Schedule”).

(b) In addition, the Participant will be credited with Distribution Equivalents with respect to the RSUs, calculated as follows: with respect to any RSUs granted on or prior to the record date applicable to a cash distribution, on each date that any such cash distribution is paid to all holders of Class A Shares while the RSUs are outstanding, the Participant’s account shall be credited, in the sole discretion of the Administrator, with one of the following: (i) the right to receive an amount of cash equal to the amount of such Distribution Equivalents or (ii) an additional number of RSUs equal to the number of whole Class A Shares (valued at Fair Market Value on such date or the immediately preceding trading day as determined by the Administrator in its discretion) that could be purchased on such date with the aggregate dollar amount of the cash distribution that would have been paid on the RSUs had the RSUs been issued as Shares. The right to receive cash or additional RSUs credited under this Section shall be subject to the same terms and conditions applicable to the RSUs originally awarded hereunder and will be settled on the same date as the RSUs in respect of which such Distribution Equivalents are awarded. Any RSUs credited to the Participant’s account may, in the sole discretion of the Administrator as determined at the time such Distribution Equivalent is credited to the Participant’s account, be eligible to receive additional Distribution Equivalents. The Distribution Equivalents referenced in this Section 2(b) may be granted under the Plan or any predecessor or successor thereto. Where context permits, references to RSUs shall include any RSUs credited to the Participant’s account as Distribution Equivalents with respect to such RSUs.

3. Restrictions

(a) The RSUs may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered, and shall be subject to a risk of forfeiture until vested in accordance with the terms of the Vesting Schedule and until any additional requirements or restrictions contained in this Award Agreement, the Plan and the 2018 Partner Agreement have been otherwise satisfied, terminated or expressly waived by the Partnership in writing.

(b) The RSUs shall become vested in accordance with the Vesting Schedule and the Class A Shares or cash-equivalent amount to which such vested RSUs relate shall become issuable or payable on the third business day thereafter (provided, that such issuance or payment is otherwise in accordance with federal and state securities and tax laws, including satisfaction of all withholding requirements). The portion of such RSUs that is settled in cash shall be at least equal in value, determined based on the Fair Market Value of Class A Shares as of the Vesting Date, to the amount of United States federal, state and local taxes that will be incurred by the Participant with respect to the vesting and settlement of such RSUs (upon delivery by the Participant to the Partnership of such documentation supporting the amount so owed as the Partnership may reasonably request).

(c) Any Class A Shares delivered in respect of any RSUs, any proceeds received by the Participant in respect of any such Class A Shares that were sold, and any dividends or other distributions received by the Participant on any such Class A Shares (or credited as a Distribution Equivalent on any RSU) shall be subject to all applicable provisions of the 2018 Partner Agreement, including without limitation, the forfeiture and clawback provisions set forth in Sections 7(a)(iii) and 8(b) of the 2018 Partner Agreement and the minimum retention requirements set forth in Section 6(a)(i) of the 2018 Partner Agreement.

4. Voting and Other Rights. The Participant shall have no rights of a shareholder (including the right to distributions) unless and until Class A Shares are issued following vesting of the Participant’s RSUs.

5. Award Agreement Subject to Plan and 2018 Partner Agreement. This Award Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this Award Agreement and/or the Plan and the provisions of the 2018 Partner Agreement, the provisions of the 2018 Partner Agreement shall govern.

6. No Rights to Continuation of Active Service. Nothing in the Plan or this Award Agreement shall confer upon the Participant any right to continue as a limited partner of, or otherwise in the employ or service of, the Partnership or any of its Subsidiaries or Affiliates, or shall interfere with or restrict the right of the Partnership or its Subsidiaries or Affiliates, as the case may be, to terminate the Participant’s active involvement at any time for any reason whatsoever, with or without cause.

7. Section 409A Compliance. The intent of the parties is that payments and benefits under this Award Agreement comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Award Agreement shall be interpreted and be administered to be in compliance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment or service for purposes of this Award Agreement until the Participant would be considered to have incurred a “separation from service” within the meaning of Section 409A of the Code. Any payments described in this Award Agreement or the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. To the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, payment shall be made in accordance with Exhibit A, notwithstanding any provision for accelerated vesting under the Plan. To the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, no Change of Control shall be deemed to have occurred unless it constitutes a change in control event under Section 409A. Notwithstanding anything to the contrary in this Award Agreement or the Plan, to the extent that any RSUs are payable to a “specified employee” (within the meaning of Section 409A of the Code) upon a separation from service and such payment would result in the imposition of any individual penalty tax or late interest charges imposed under Section 409A of the Code, the settlement and payment of such awards shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). To the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, if a period specified for execution of a release of claims begins in one taxable year and ends in a second taxable year, the settlement or payment of the awards shall occur in the second taxable year.

8. Governing Law; Submission to Jurisdiction. This Award Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws, of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware. The Participant hereby submits to and accepts for himself and in respect of his property, generally and unconditionally, the exclusive jurisdiction of the state and federal courts of the State of Delaware for any dispute arising out of or relating to this Award Agreement or the breach, termination or validity thereof. The Participant further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified or registered mail return receipt requested or by receipted courier service to the Participant at the address for the Participant in the books and records of the Partnership.

9. Award Agreement Binding on Successors. The terms of this Award Agreement shall be binding upon the Participant and upon the Participant’s heirs, executors, administrators, personal representatives, permitted transferees, assignees and successors in interest, and upon the Partnership and its successors and assignees, subject to the terms of the Plan.

10. No Assignment. Notwithstanding anything to the contrary in this Award Agreement, neither this Award Agreement nor any rights granted herein shall be assignable by the Participant.

11. Necessary Acts. The Participant hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Award Agreement or that may reasonably be required of the Participant by the Partnership, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.

12. Severability. Should any provision of this Award Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Award Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Award Agreement. Moreover, if one or more of the provisions contained in this Award Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.

13. Entire Award Agreement. This Award Agreement, the Plan and the 2018 Partner Agreement contain the entire agreement and understanding among the parties as to the subject matter hereof.

14. Headings. Section headings (including those in Exhibit A attached hereto) are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.

15. Counterparts. This Award Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

16. Amendment. Except as specifically provided in the 2018 Partner Agreement, no amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto and no such amendment or modification shall be made to the extent it violates Section 409A of the Code.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement as of the date first set forth above.

OZ MANAGEMENT LP

By: Och-Ziff Holding Corporation, its General Partner

By:
Name:	Daniel S. Och
Title:	Chief Executive Officer

The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Award Agreement.

PARTICIPANT

Signature

Name: [ ]

Address:

CO-CIO 2013 RSU AWARD AGREEMENT

EXHIBIT A

1. General Vesting Schedule. Subject to Sections 2, 3 and 4 below, twenty percent (20%) of the RSUs shall vest on each of the first five anniversaries of December 31, 2017 (each, a “Vesting Date”) (and settle pursuant to Section 3(b) of this Award Agreement), provided that the Participant remains an Active Individual LP (as defined in the 2018 Partner Agreement) through the applicable Vesting Date. If the Participant ceases to be an Active Individual LP prior to the applicable Vesting Date, all of the RSUs then held by the Participant shall be forfeited, except as otherwise provided in this Exhibit A.

2. Termination of Service.

a. Withdrawal for Cause. If the Participant is subject to a Withdrawal for Cause (as defined in the 2018 Partner Agreement), all of the RSUs then held by the Participant shall be forfeited as of the date of such Withdrawal.

b. Withdrawal without Cause; Other Withdrawals. If the Participant is subject to (i) a Withdrawal without Cause (as defined in the 2018 Partner Agreement), or (ii) a Withdrawal due to Resignation following a Change in Position as described in Section 7(b) of the 2018 Partner Agreement; in each case which occurs during the Term (as defined in the 2018 Partner Agreement), then the next two installments of the RSUs scheduled to vest pursuant to Section 1 of this Exhibit A shall become vested on the date of such Withdrawal and shall settle pursuant to Section 3(b) of the Award Agreement as if such RSUs vested in accordance with Section 1 of this Exhibit A, and any remaining unvested RSUs shall be forfeited as of the date of such Withdrawal; provided, that, in the event the Withdrawal giving rise to continued vesting under this Section 2(b) of this Exhibit A occurs after a Change of Control, such next two installments of RSUs shall become vested on the date of such Withdrawal (and settle pursuant to Section 3(b) of this Award Agreement).

c. Withdrawal due to Resignation. If the Participant is subject to a Withdrawal due to Resignation other than as described in Sections 2(b) or 4(a) of this Exhibit A, all of the RSUs then held by the Participant shall be forfeited as of the date of such Withdrawal.

d. Death or Disability. In the event of the Participant ceasing to be an Active Individual LP due to death or Disability (as defined in the 2018 Partner Agreement), each RSU then held by the Participant shall become vested on the date such RSU would have otherwise vested in accordance with Section 1 of this Exhibit A (and settle pursuant to Section 3(b) of this Award Agreement).

3. Change of Control. The provisions of Section 11 of the Plan shall not apply to the RSUs.

4. Non-Extension of Term of the 2018 Partner Agreement.

a. Non-Extension by the General Partner. If the General Partner (as defined in the 2018 Partner Agreement) does not make a Company Extension Offer (as defined in the 2018 Partner Agreement) to extend the Term beyond December 31, 2019, or the end of any future then applicable extension period, then the next two installments of RSUs scheduled to vest pursuant to Section 1 of this Exhibit A (e.g., in the event of non-extension of the Term beyond December 31, 2019, the installments scheduled to vest on December 31, 2020 and December 31, 2021) shall become vested on the expiration of the Term and shall settle pursuant to Section 3(b) of this Award Agreement as if such RSUs vested in accordance with Section 1 of this Exhibit A, and the remaining unvested RSUs then held by the Participant shall be forfeited as of such expiration date.

b. Other Non-Extension. If the General Partner makes a Company Extension Offer to the Participant and the Participant elects not to accept such offer, then all of the RSUs then held by the Participant shall be forfeited as of the expiration of the Term, regardless of whether the Participant remains an Active Individual LP after the expiration of the Term.

5. Continued Compliance with Restrictive Covenants; Release. The Participant’s rights to any payments or other benefits under this Award Agreement, including the acceleration or continuation of any vesting of any RSUs under this Award Agreement, to be paid or provided after the Participant has ceased to be an Active Individual LP for any reason, are conditioned upon (i) the Participant’s execution and non-revocation of a general release agreement in the form attached as Exhibit A to the Limited Partnership Agreement, subject only to revisions necessary to reflect changes in applicable law, and (ii) the Participant complying in all respects with the Limited Partnership Agreement (as modified by the 2018 Partner Agreement) including, without limitation, the restrictions regarding Confidentiality, Intellectual Property, Non-Competition, Non-Solicitation, Non-Disparagement, Non-Interference, Short Selling, Hedging Transactions, and Compliance with Policies, set forth in Sections 2.12, 2.13, 2.18, and 2.19 of the Limited Partnership Agreement. If the general release is not executed and effective no later than fifty-three (53) days following the Participant’s Withdrawal or Special Withdrawal pursuant to Section 8.3(g) of the Limited Partnership Agreement, or if the Participant timely revokes his execution thereof, the Partnership shall have no further obligations under this Award Agreement to the Participant, and all RSUs then held by the Participant, if any, shall be forfeited.

Schedule E

2017 RSU Award Agreement

RSU AWARD AGREEMENT

CO-CIO 2017 RSU AWARD AGREEMENT

This CLASS A RESTRICTED SHARE UNIT AWARD AGREEMENT (this “Award Agreement”), dated as of February 16, 2018, is made by and between OZ Management LP, a Delaware limited partnership (the “Partnership”), and James Levin (the “Participant”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Och-Ziff Capital Management Group LLC 2013 Incentive Plan (the “Plan”). Where the context permits, references to the Partnership shall include any successor to the Partnership.

1. Grant of Restricted Share Units.

(a) Subject to all of the terms and conditions of this Award Agreement, the Plan, and the 2018 Partner Agreement (as defined below), the Partnership hereby grants to the Participant 3,900,000 Class A restricted share units (the “RSUs”). This grant is being made pursuant to and in satisfaction of the 2017 RSU Award under Section 6(b) of the 2018 Partner Agreement.

(b) For purposes of this Award Agreement, “2018 Partner Agreement” means the Amended and Restated Partner Agreement between the Partnership and the Participant, dated as of February 16, 2018 and effective as of January 1, 2018, as amended, supplemented or restated from time to time.

(c) For purposes of this Award Agreement, “Limited Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the Partnership dated as of March 1, 2017, as amended, supplemented or restated from time to time.

2. Form of Payment.

(a) Except as otherwise provided in this Award Agreement (including Exhibit A hereto) or the Plan, each RSU granted hereunder shall represent the right to receive, in the sole discretion of the Administrator, either (i) one Class A Share or (ii) cash equal to the Fair Market Value of one Class A Share, in either case, on the third business day following the date such RSU becomes vested in accordance with the vesting schedule set forth in Exhibit A hereto (the “Vesting Schedule”).

(b) In addition, the Participant will be credited with Distribution Equivalents with respect to the RSUs, calculated as follows: with respect to any RSUs granted on or prior to the record date applicable to a cash distribution, on each date that any such cash distribution is paid to all holders of Class A Shares while the RSUs are outstanding, the Participant’s account shall be credited, in the sole discretion of the Administrator, with one of the following: (i) the right to receive an amount of cash equal to the amount of such Distribution Equivalents or (ii) an additional number of RSUs equal to the number of whole Class A Shares (valued at Fair Market Value on such date or the immediately preceding trading day as determined by the Administrator in its discretion) that could be purchased on such date with the aggregate dollar amount of the cash distribution that would have been paid on the RSUs had the RSUs been issued as Shares. The right to receive cash or additional RSUs credited under this Section shall be subject to the same terms and conditions applicable to the RSUs originally awarded hereunder and will be settled on the same date as the RSUs in respect of which such Distribution Equivalents are awarded. Any RSUs credited to the Participant’s account may, in the sole discretion of the Administrator as determined at the time such Distribution Equivalent is credited to the Participant’s account, be eligible to receive additional Distribution Equivalents. The Distribution Equivalents referenced in this Section 2(b) may be granted under the Plan or any predecessor or successor thereto. Where context permits, references to RSUs shall include any RSUs credited to the Participant’s account as Distribution Equivalents with respect to such RSUs.

3. Restrictions

(a) The RSUs may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered, and shall be subject to a risk of forfeiture until vested in accordance with the terms of the Vesting Schedule and until any additional requirements or restrictions contained in this Award Agreement, the Plan and the 2018 Partner Agreement have been otherwise satisfied, terminated or expressly waived by the Partnership in writing.

(b) The RSUs shall become vested in accordance with the Vesting Schedule and the Class A Shares or cash-equivalent amount to which such vested RSUs relate shall become issuable or payable on the third business day thereafter (provided, that such issuance or payment is otherwise in accordance with federal and state securities and tax laws, including satisfaction of all withholding requirements). The portion of such RSUs that is settled in cash shall be at least equal in value, determined based on the Fair Market Value of Class A Shares as of the Vesting Date, to the amount of United States federal, state and local taxes that will be incurred by the Participant with respect to the vesting and settlement of such RSUs (upon delivery by the Participant to the Partnership of such documentation supporting the amount so owed as the Partnership may reasonably request).

(c) Any Class A Shares delivered in respect of any RSUs, any proceeds received by the Participant in respect of any such Class A Shares that were sold, and any dividends or other distributions received by the Participant on any such Class A Shares (or credited as a Distribution Equivalent on any RSU) shall be subject to all applicable provisions of the 2018 Partner Agreement, including without limitation, the forfeiture and clawback provisions set forth in Sections 7(a)(iv) and 8(b) of the 2018 Partner Agreement.

4. Voting and Other Rights. The Participant shall have no rights of a shareholder (including the right to distributions) unless and until Class A Shares are issued following vesting of the Participant’s RSUs.

5. Award Agreement Subject to Plan and 2018 Partner Agreement. This Award Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this Award Agreement and/or the Plan and the provisions of the 2018 Partner Agreement, the provisions of the 2018 Partner Agreement shall govern.

6. No Rights to Continuation of Active Service. Nothing in the Plan or this Award Agreement shall confer upon the Participant any right to continue as a limited partner of, or otherwise in the employ or service of, the Partnership or any of its Subsidiaries or Affiliates, or shall interfere with or restrict the right of the Partnership or its Subsidiaries or Affiliates, as the case may be, to terminate the Participant’s active involvement at any time for any reason whatsoever, with or without cause.

7. Section 409A Compliance. The intent of the parties is that payments and benefits under this Award Agreement comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Award Agreement shall be interpreted and be administered to be in compliance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment or service for purposes of this Award Agreement until the Participant would be considered to have incurred a “separation from service” within the meaning of Section 409A of the Code. Any payments described in this Award Agreement or the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. To the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, payment shall be made in accordance with Exhibit A, notwithstanding any provision for accelerated vesting under the Plan. To the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, no Change of Control shall be deemed to have occurred unless it constitutes a change in control event under Section 409A. Notwithstanding anything to the contrary in this Award Agreement or the Plan, to the extent that any RSUs are payable to a “specified employee” (within the meaning of Section 409A of the Code) upon a separation from service and such payment would result in the imposition of any individual penalty tax or late interest charges imposed under Section 409A of the Code, the settlement and payment of such awards shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). To the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, if a period specified for execution of a release of claims begins in one taxable year and ends in a second taxable year, the settlement or payment of the awards shall occur in the second taxable year.

8. Governing Law; Submission to Jurisdiction. This Award Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws, of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware. The Participant hereby submits to and accepts for himself and in respect of his property, generally and unconditionally, the exclusive jurisdiction of the state and federal courts of the State of Delaware for any dispute arising out of or relating to this Award Agreement or the breach, termination or validity thereof. The Participant further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified or registered mail return receipt requested or by receipted courier service to the Participant at the address for the Participant in the books and records of the Partnership.

9. Award Agreement Binding on Successors. The terms of this Award Agreement shall be binding upon the Participant and upon the Participant’s heirs, executors, administrators, personal representatives, permitted transferees, assignees and successors in interest, and upon the Partnership and its successors and assignees, subject to the terms of the Plan.

10. No Assignment. Notwithstanding anything to the contrary in this Award Agreement, neither this Award Agreement nor any rights granted herein shall be assignable by the Participant.

11. Necessary Acts. The Participant hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Award Agreement or that may reasonably be required of the Participant by the Partnership, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.

12. Severability. Should any provision of this Award Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Award Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Award Agreement. Moreover, if one or more of the provisions contained in this Award Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.

13. Entire Award Agreement. This Award Agreement, the Plan and the 2018 Partner Agreement contain the entire agreement and understanding among the parties as to the subject matter hereof.

14. Headings. Section headings (including those in Exhibit A attached hereto) are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.

15. Counterparts. This Award Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

16. Amendment. Except as specifically provided in the 2018 Partner Agreement, no amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto and no such amendment or modification shall be made to the extent it violates Section 409A of the Code.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement as of the date first set forth above.

OZ MANAGEMENT LP

By: Och-Ziff Holding Corporation, its General Partner

By:
Name:	Daniel S. Och
Title:	Chief Executive Officer

The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Award Agreement.

PARTICIPANT

Signature

Name: James Levin

Address:

CO-CIO 2017 RSU AWARD AGREEMENT

EXHIBIT A

1. General Vesting Schedule. The RSUs shall vest on December 31, 2018 (the “Vesting Date”) (and settle pursuant to Section 3(b) of this Award Agreement), provided that the Participant remains an Active Individual LP (as defined in the 2018 Partner Agreement) through the Vesting Date. If the Participant ceases to be an Active Individual LP prior to the Vesting Date, all of the RSUs then held by the Participant shall be forfeited, except as otherwise provided in this Exhibit A.

2. Termination of Service.

a. Withdrawal for Cause. If prior to the Vesting Date the Participant is subject to a Withdrawal for Cause (as defined in the 2018 Partner Agreement), all of the RSUs then held by the Participant shall be forfeited as of the date of such Withdrawal.

b. Withdrawal without Cause. If prior to the Vesting Date the Participant is subject to a Withdrawal without Cause (as defined in the 2018 Partner Agreement), 100% of the RSUs then held by the Participant shall become vested on the date such RSUs would have otherwise vested in accordance with Section 1 of this Exhibit A (and settle pursuant to Section 3(b) of this Award Agreement).

c. Withdrawal due to Resignation. If the Participant is subject to a Withdrawal due to Resignation (as defined in the 2018 Partner Agreement), all of the RSUs then held by the Participant shall be forfeited as of the date of such Withdrawal.

d. Death or Disability. In the event of the Participant ceasing to be an Active Individual LP due to death or Disability (as defined in the 2018 Partner Agreement), each RSU then held by the Participant shall become vested on the date such RSU would have otherwise vested in accordance with Section 1 of this Exhibit A (and settle pursuant to Section 3(b) of this Award Agreement).

3. Change of Control. The provisions of Section 11 of the Plan shall not apply to the RSUs. Upon the occurrence of a Change of Control (as defined in the 2018 Partner Agreement), the RSUs shall be treated as set forth in this Section 3 of this Exhibit A.

a. Accelerated Vesting on Change of Control. Upon a Change of Control, (i) 50% of the total RSUs then held by the Participant shall become vested as of the date of such Change of Control; and (ii) the remaining 50% of the RSUs shall be amended and converted into RSUs relating to the same form of consideration paid to the other Class A shareholders in connection with such Change of Control (such RSUs, as converted, the “COC Retained RSUs”), and shall be treated in accordance with Section 3(b) of this Exhibit A.

b. COC Retained RSUs.

i. The COC Retained RSUs shall vest on the second anniversary of the Change of Control (such period from the Change of Control to the second anniversary thereof, the “COC Vesting Period”). Such vesting shall be conditioned on the Participant continuing to provide service to the buyer or successor entity or entities (collectively, the “Buyer”) in a Comparable Position (as defined in the 2018 Partner Agreement) through the COC Vesting Period, except as otherwise provided in Section 3(b)(ii) below of this Exhibit A.

ii. Notwithstanding Section 3(b)(i) of this Exhibit A:

1. if during the COC Vesting Period, the Participant’s service in a Comparable Position is terminated by the Buyer without Cause, or by the Participant because his position ceases to be a Comparable Position, 100% of the COC Retained RSUs shall vest as of the date of such termination; and

2. if the Participant does not accept a written offer for a Comparable Position upon such Change of Control, then all of the COC Retained RSUs shall be forfeited on such date (with a failure by the Participant to respond to any such offer within seven (7) business days being deemed a rejection of such offer).

iii. Notwithstanding Section 3(b)(i) or (ii) of this Exhibit A, if the Buyer or ultimate parent thereof is an entity that is either (x) organized in a jurisdiction outside the United States or (y) has its principal place of business outside the United States, the full amounts payable under this Award Agreement (and not the after-tax amounts) shall be deposited in a rabbi trust, shall be unsecured and fully subject to claims of creditors, and, except as otherwise provided in this Exhibit A, the escrow procedures (and related terms and conditions) set forth in Section 10(c)(ii) of the 2018 Partner Agreement with respect to the COC Retained P Units shall also apply to such amounts, mutatis mutandis.

c. Additional Accelerated Vesting if no Comparable Position Offered. Notwithstanding Section 3(a) of this Exhibit A, if the Participant is not offered a Comparable Position in writing upon the occurrence of a Change of Control, then 75% of the total RSUs then held by the Participant shall become vested as of the date of such Change of Control, and the remaining 25% of the RSUs shall be forfeited as of the date of such Change of Control (and no RSUs shall become COC Retained RSUs).

d. Escrows, Earn-outs and Other Holdbacks. All RSUs shall participate in any earn-outs, escrows and other holdbacks on the same basis as other Class A shareholders in the transaction, as applied on a pro rata basis in respect of the RSUs. Any consideration that is released or otherwise becomes earned and payable in respect of the COC Retained RSUs during the COC Vesting Period shall be paid or retained, as applicable, in accordance with the applicable vesting provisions set forth in Section 3(c) of this Exhibit A, as applied on a pro rata basis in respect of the RSUs.

e. In the event that the Participant prevails in any action seeking to enforce any right provided to him in this Section 3 of Exhibit A as finally determined by a court of competent jurisdiction, the Buyer shall pay to the Participant all reasonable legal fees and expenses incurred by the Participant in seeking such action. Such payments shall be made within five (5) business days after delivery of the Participant’s written request for payment accompanied by such evidence of reasonable fees and expenses incurred as the Buyer reasonably may require, in all events following such final judicial determination.

4. Continued Compliance with Restrictive Covenants; Release. The Participant’s rights to any payments or other benefits under this Award Agreement, including the acceleration or continuation of any vesting of any RSUs under this Award Agreement, to be paid or provided after the Participant has ceased to be an Active Individual LP for any reason, are conditioned upon (i) the Participant’s execution and non-revocation of a general release agreement in the form attached as Exhibit A to the Limited Partnership Agreement, subject only to revisions necessary to reflect changes in applicable law, and (ii) the Participant complying in all respects with the Limited Partnership Agreement (as modified by the 2018 Partner Agreement) including, without limitation, the restrictions regarding Confidentiality, Intellectual Property, Non-Competition, Non-Solicitation, Non-Disparagement, Non-Interference, Short Selling, Hedging Transactions, and Compliance with Policies, set forth in Sections 2.12, 2.13, 2.18, and 2.19 of the Limited Partnership Agreement. If the general release is not executed and effective no later than fifty-three (53) days following the Participant’s Withdrawal or Special Withdrawal pursuant to Section 8.3(g) of the Limited Partnership Agreement, or if the Participant timely revokes his execution thereof, the Partnership shall have no further obligations under this Award Agreement to the Participant, and all RSUs then held by the Participant, if any, shall be forfeited.